TRIMBLE NAVIGATION LIMITED
                                  EXHIBIT 10.58


                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                           TRIMBLE NAVIGATION LIMITED

                                       AND

                   FLEET NATIONAL BANK, AS AGENT AND A LENDER

                                       AND

               BANKBOSTON, N.A., AS SYNDICATION AGENT AND A LENDER

                                       AND

                        SANWA BANK CALIFORNIA AS A LENDER

                                       AND

                         ABN AMRO BANK N.V. AS A LENDER

                                       AND

                        THE OTHER FINANCIAL INSTITUTIONS
                            HEREAFTER PARTIES HERETO

                   $50,000,000 UNSECURED REVOLVING CREDIT LOAN

                                 August 27, 1997


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                                    INDEX TO
                                 LOAN AGREEMENT


                                                                           Page

ARTICLE 1. DEFINITIONS AND ACCOUNTING AND OTHER TERMS.........................26

Section 1.1. Certain Defined Terms............................................26
Section 1.2. Accounting Terms.................................................36
Section 1.3. Other Terms......................................................36

ARTICLE 2. AMOUNT AND TERMS OF THE LOANS......................................37

Section 2.1. The Revolving Credit Loans.......................................37

Section 2.2. Interest and Fees on the Loans...................................37

Section 2.2.1. Interest.......................................................38
Section 2.2.2. Fees   ........................................................38

Section 2.2.2.1. Up-Front Fees................................................38
Section 2.2.2.2. Unused Fees..................................................38
Section 2.2.2.3. Other Fees...................................................39

Section 2.2.3. Increased Costs - Capital......................................39

Section 2.3. Notations........................................................40
Section 2.4. Computation of Interest..........................................40

Section 2.5. Time of Payments and Prepayments in Immediately Available Funds..40

Section 2.5.1. Time   ........................................................40

Section 2.5.2. Setoff, etc....................................................41
Section 2.5.3. Unconditional Obligations and No Deductions....................42

Section 2.6. Prepayment and Certain Payments..................................42

Section 2.6.1. Mandatory Payments.............................................42
Section 2.6.2. Voluntary Prepayments..........................................42
Section 2.6.3. Prepayment of Libor Loans......................................42
Section 2.6.4. Permanent Reduction of Commitment..............................42

Section 2.7. Payment on Non-Business Days.....................................42
Section 2.8. Use of Proceeds..................................................42

Section 2.9. Special Libor Loan Provisions....................................42

Section 2.9.1. Requests.......................................................43
Section 2.9.2. Libor Loans Unavailable........................................43
Section 2.9.3. Libor Lending Unlawful.........................................43

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Section 2.9.4. Additional Costs on Libor Loans................................44
Section 2.9.5. Libor Funding Losses...........................................45
Section 2.9.6. Banking Practices..............................................46
Section 2.9.7. Borrower's Options on Unavailability or Increased Cost of
               Libor Loans....................................................46
Section 2.9.8. Assumptions Concerning Funding of Libor Loans..................47

ARTICLE 3. CONDITIONS OF LENDING..............................................47

Section 3.1. Conditions Precedent to the Commitment and to all Loans..........47
Section 3.1.1. The Commitment and Initial Loans...............................47

Section 3.1.2. The Commitment and the Loans...................................49

ARTICLE 4. REPRESENTATIONS AND WARRANTIES.....................................49

Section 4.1. Representations and Warranties of the Borrower...................49

Section 4.1.1. Organization and Existence.....................................50
Section 4.1.2. Authorization and Absence of Defaults..........................50
Section 4.1.3. Acquisition of Consents........................................50
Section 4.1.4. Validity and Enforceability....................................50
Section 4.1.5. Financial Information..........................................50
Section 4.1.6. No Litigation..................................................51
Section 4.1.7. Regulation U...................................................51
Section 4.1.8. [Intentionally omitted.].......................................51
Section 4.1.9. Taxes  ........................................................51
Section 4.1.10. ERISA 52
Section 4.1.11.  Ownership of Properties......................................52
Section 4.1.12. Accuracy of Representations and Warranties....................52
Section 4.1.13. No Investment Company.........................................52
Section 4.1.14. Solvency, etc.................................................52
Section 4.1.15. Approvals.....................................................53
Section 4.1.16. [Intentionally omitted.]......................................53
Section 4.1.17. Compliance with Laws, etc.....................................53
Section 4.1.18. Principal Place of Business; Books and Records................53
Section 4.1.19. Subsidiaries..................................................53
Section 4.1.20. [Intentionally omitted.]......................................53
Section 4.1.21. Environmental Compliance......................................53
Section 4.1.22. Material Agreements, etc......................................54
Section 4.1.23. Patents, Trademarks and Other Property Rights.................55

ARTICLE 5. COVENANTS OF THE BORROWER..........................................55

Section 5.1. Affirmative Covenants of the Borrower Other than
             Reporting Requirements...........................................55

Section 5.1.1. Payment of Taxes, etc..........................................55
Section 5.1.2. Insurance......................................................55
Section 5.1.3. Preservation of Existence, etc.................................55
Section 5.1.4. Compliance with Laws, etc......................................56
Section 5.1.5. Visitation Rights..............................................56
Section 5.1.6. Keeping of Records and Books of Account........................56
Section 5.1.7. Maintenance of Properties, etc.................................56
Section 5.1.8. Post-Closing Items.............................................56
Section 5.1.9. Other Documents, etc...........................................56

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

Section 5.1.10. Minimum Fixed Coverage Ratio..................................56
Section 5.1.11. Minimum Consolidated Tangible Net Worth.......................56
Section 5.1.12. Maximum Ratio of Total Indebtedness for Borrowed Money
                to EBITDA.....................................................57
Section 5.1.13. Minimum Quick Ratio...........................................57
Section 5.1.14. Officer's Certificates and Requests...........................57
Section 5.1.15. Depository....................................................57
Section 5.1.16. Additional Assurances.........................................57
Section 5.1.17. Environmental Compliance......................................57
Section 5.1.18. Remediation...................................................58
Section 5.1.19. Site Assessments..............................................58
Section 5.1.20. Indemnity.....................................................58

Section 5.2. Negative Covenants of the Borrower...............................58

Section 5.2.1. Liens, etc.....................................................58
Section 5.2.2. Assumptions, Guaranties, etc. of Indebtedness of Other
                Persons.......................................................60
Section 5.2.3. Acquisitions, Dissolution, etc.................................60
Section 5.2.4. Disposition of Assets..........................................61
Section 5.2.5. Change in Nature of Business...................................61
Section 5.2.6. Sale and Leaseback.............................................61
Section 5.2.7. Indebtedness...................................................61
Section 5.2.8. Overall Aggregate Cap..........................................62
Section 5.2.9. Minimum Net Income.............................................62
Section 5.2.10. Dividends, Payments and Distributions.........................63
Section 5.2.11. Investments in or to Other Persons............................63
Section 5.2.12. Transactions with Affiliates..................................63
Section 5.2.13. Change of Fiscal Year.........................................63
Section 5.2.14. [Intentionally omitted.]......................................63
Section 5.2.15. Compliance with ERISA.........................................63
Section 5.2.16. Hazardous Waste...............................................64
Section 5.2.17 Other Restrictions on Liens....................................64

Section 5.3. Reporting Requirements...........................................64

ARTICLE 6. EVENTS OF DEFAULT..................................................66

Section 6.1. Events of Default................................................66

ARTICLE 7. REMEDIES OF LENDERS................................................68

ARTICLE 8. AGENT      69

Section 8.1. Appointment......................................................69

Section 8.2. Powers; General Immunity.........................................69

Section 8.2.1. Duties Specified...............................................69
Section 8.2.2. No Responsibility For Certain Matters..........................69
Section 8.2.3. Exculpatory Provisions.........................................70
Section 8.2.4. Agent Entitled to Act as Lender................................70

Section 8.3. Representations and Warranties; No Responsibility for
              Appraisal of Creditworthiness...................................70
Section 8.4. Right to Indemnity...............................................70
Section 8.5. Payee of Note Treated as Owner...................................71

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Section 8.6. Resignation by Agent.............................................71
Section 8.7. Successor Agent..................................................72
Section 8.8. Syndication Agent................................................72

ARTICLE 9. MISCELLANEOUS......................................................72

Section 9.1. Consent to Jurisdiction and Service of Process...................72
Section 9.2. Rights and Remedies Cumulative...................................73
Section 9.3. Delay or Omission not Waiver.....................................73
Section 9.4. [Intentionally omitted.].........................................73
Section 9.5. Amendments, etc..................................................73
Section 9.6. Addresses for Notices, etc.......................................74
Section 9.7. Costs, Expenses and Taxes........................................75
Section 9.8. Participations...................................................75
Section 9.9. Binding Effect; Assignment.......................................75
Section 9.10. Actual Knowledge................................................76
Section 9.11. Substitutions and Assignments...................................76
Section 9.12. Payments Pro Rata...............................................78
Section 9.13. Indemnification.................................................78
Section 9.14. Governing Law...................................................79
Section 9.15. Severability of Provisions......................................79
Section 9.16. Headings........................................................79
Section 9.17. Counterparts....................................................79


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                              SCHEDULE OF EXHIBITS

EXHIBIT 1.1 - SUBSIDIARIES
EXHIBIT 1.4 - FORM OF INTEREST RATE ELECTION AND REQUEST
EXHIBIT 1.5 - FORM OF REVOLVING CREDIT NOTE
EXHIBIT 1.8 - PERMITTED ENCUMBRANCES
EXHIBIT 1.9 - PRO RATA SHARES
EXHIBIT 3.1.1.8 - PERMITTED INDEBTEDNESS AND CAPITALIZED LEASES
EXHIBIT 3.1.1.10 - FORM OF COMPLIANCE CERTIFICATE
EXHIBIT 4.1.2 - AUTHORIZATIONS
EXHIBIT 4.1.3 - CONSENTS
EXHIBIT 4.1.6 - LITIGATION
EXHIBIT 4.1.11 - PROPERTY EXCEPTIONS
EXHIBIT 4.1.21 - HAZARDOUS WASTE
EXHIBIT 4.1.22 - MATERIAL CONTRACTS
EXHIBIT 5.2.2 - GUARANTIES
EXHIBIT 5.2.12 - TRANSACTIONS WITH AFFILIATES
EXHIBIT 9.11.1 - FORM OF SUBSTITUTION AGREEMENT

                                 LOAN AGREEMENT


         TRIMBLE NAVIGATION LIMITED, a California corporation with a principal place of business at 645 North Mary Avenue, Sunnyvale, California 94086
(hereinafter the "Borrower"), FLEET NATIONAL BANK, a national banking association organized under the laws of the United States and having an office at 75 State Street, Boston, Massachusetts 02109 (hereinafter sometimes the "Agent", sometimes "Fleet" and sometimes a "Lender") as Agent for itself and each of the other Lenders who now and/or hereafter become parties to this Agreement pursuant to the terms of Section 9.11 hereof, and a Lender, BANKBOSTON, N.A., a national banking association, organized under the laws of the United States and having a head office at One Hundred Federal Street, Boston, Massachusetts 02110 (hereinafter sometimes the "Syndication Agent", sometimes "BankBoston" and sometimes a "Lender"), SANWA BANK CALIFORNIA, a banking corporation organized under the laws of the State of California and having an office at 220 Almaden Boulevard, 2nd Floor, San Jose, California 95113 (hereinafter sometimes "Sanwa" and sometimes a "Lender") and ABN AMRO BANK N.V., a Netherlands banking corporation and having an office at 101 California Street, Suite 4550, San Francisco, California 94115 (hereinafter sometimes "ABN" and sometimes a "Lender") as Lenders, hereby agree as follows:

                                   ARTICLE 1.
                   DEFINITIONS AND ACCOUNTING AND OTHER TERMS

         Section 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted Libor Rate" means, with respect to any Libor Loan to be made by the Lenders for the Interest Period applicable to such Libor Loan, the interest rate per annum determined by the Agent (fixed throughout such Interest Period (subject to adjustments for the Libor Rate Reserve Percentage)) and rounded upwards, if necessary, to the next 1/16 of 1%) which is equal to the quotient of (i) the rate of interest determined by the Agent to be the average of the interest rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender by first-class banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the Business Day on which such Interest Period begins, in an amount approximately equal to the principal amount of such Libor Loan, for a period of time equal to such Interest Period and (ii) a number equal to the number one minus the Libor Rate Reserve Percentage. The "Libor Rate Reserve Percentage" applicable to any Interest Period means the average of the maximum effective rates (expressed as a decimal) of the statutory reserve requirements (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to each Reference Lender during such Interest Period under regulations of the Board of Governors of the Federal Reserve System (or any successor), including without limitation Regulation D or any other regulation dealing with maximum reserve requirements which are applicable to each Reference Lender with respect to its "Eurocurrency Liabilities", as that term may be defined from time to time by the Board of Governors of the Federal Reserve System (or any successor) or are otherwise imposed by the Board of Governors of the Federal Reserve System (or any successor) and which in any other respect relate directly to the funding of loans bearing interest at rates based on the interest rates at which Dollar deposits in immediately available funds are offered to banks by first-class banks in the London interbank market. If any Reference Lender fails to provide


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

its offered quotation to the Agent, the Adjusted Libor Rate shall be determined on the basis of the offered quotation of the other Reference Lender. The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Libor Rate Reserve Percentage.

     "Advance" and "Advances" means the funding by any Lender of all or a portion of the Loans in accordance with this Agreement.

     "Affiliate" means any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Borrower. For purposes of this definition, a Person shall be deemed to be "controlled by" the Borrower if the Borrower possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and the legal representative, successor or assign of any such Person.

     "Agent" means Fleet or any other Person which is at the time in question serving as the agent under the terms of Article 8 hereof and the other Financing Documents.

     "Agreement" means this loan agreement, as the same may from time to time be amended.

     "A.M." means a time from and including 12 o'clock midnight to and excluding 12 o'clock noon on any Business Day using

Eastern Standard (or Daylight Savings) time.

     "Applicable Margin" means for each Libor Loan, one and one-quarter percent (1.25%) per annum; provided, however, that if, at any time on or after the receipt by the Agent of the quarterly financial statements for the Borrower's September 30, 1997 fiscal quarter and each subsequent Borrower fiscal quarter provided to the Agent by the Borrower pursuant to Section 5.3.3 hereof, the ratio of (a) total Indebtedness for Borrowed Money of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recently ended fiscal quarter of the Borrower to (b) EBITDA for such fiscal quarter and for the three immediately preceding Borrower fiscal quarters, (i) is greater than 2.0:1.0 and if and so long as no Event of Default or Default exists and is continuing, the Applicable Margin shall be one and three-quarters percent (1.75%), or (ii) is less than less than or equal to 1.0:1.0 and if and so long as no Event of Default or Default exists and is continuing, the Applicable Margin shall, subject to the last sentence of this definition, be one percent (1%); provided further, however, that if on any date the Borrower would be entitled to an Applicable Margin other than 1.75% except for the fact that a Default exists, the Applicable Margin shall not change until the first to occur of (a) such Default becoming an Event of Default and (b) waiver or cure of such Default, at which time the Applicable Margin shall be adjusted or remain the same in accordance with the provisions of this definition preceding this further proviso.

     Any change in the Applicable Margin required pursuant to the foregoing shall become effective on the fifth Business Day after the Agent receives the Borrower's financial statement for the Borrower's fiscal quarter or year-end, as the case may be, in question; provided, however, that each of the above-referenced interest rates shall remain in effect only so long as Borrower qualifies therefor and provided further, however, that interest rate reductions shall become final only on the basis of Borrower's annual audited financial statements and in the event that such annual audited financial statements establish that the Borrower was not entitled to a rate reduction which was previously granted, the Borrower shall, upon written demand by the Agent, repay


                                       27
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to the Agent for the  account  of each  Lender an amount  equal to the excess of interest at the rate which should have been charged based on such annual audited financial statements and the rate actually charged on the basis of Borrower's quarterly financial statement(s) (provided that in the event of a dispute as to the appropriate fiscal quarter as to which any adjustment should be allocated, the decision of the independent accountants of the Borrower shall be made in accordance with GAAP and shall be binding upon the Agent, the Lenders and the Borrower absent manifest error); and provided further, however, that in the event that Borrower fails to provide any financial statement on a timely basis in accordance with Section 5.3.3, any interest rate increase payable as a result thereof shall be retroactively effective to the date on which the financial statement in question should have been received by the Agent in accordance with
Section 5.3.3, and the Borrower shall pay any amount due as a result thereof upon written demand from the Agent. The Agent shall send the Borrower written acknowledgment of each change in the Applicable Margin in accordance with the Agent's customary procedures as in effect from time to time, but the failure to
send  such  acknowledgment   shall  have  no  effect  on  the  effectiveness  or
applicability of the foregoing provisions of this definition or Borrower's obligations with respect to payment and calculation of interest on Libor Loans.

     "Authorized Representative" means such senior personnel of the Borrower as shall be duly authorized and designated in writing by the Borrower to execute documents, instruments and agreements on its behalf and to perform the functions of Authorized Representative under any of the Financing Documents.

     "Borrowed Money" means any obligation to repay funded Indebtedness, any Indebtedness evidenced by notes, bonds, debentures, guaranties or similar obligations including without limitation the Loans and any obligation to pay money under a conditional sale or other title retention agreement, the capitalized amount of any Capitalized Lease Obligation, any reimbursement obligation due and owing with respect to any letter of credit.

     "Borrower" has the meaning assigned in the first paragraph of this Agreement.

     "Budget" has the meaning assigned to such term in Section 5.3.6.

     "Business Condition" means the financial condition and condition of the business and condition of the assets of a Person.

     "Business  Day" means (i) for all purposes  other than as covered by clause
(ii) below, any day on which banks in Boston, Massachusetts, Chicago, Illinois or New York, New York are not authorized or required by applicable law to close; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Libor Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Capital Expenditures" means all expenditures paid or incurred by the Borrower or any Subsidiary in respect of (i) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, any other fixed assets or leaseholds and (ii) to the extent related to and not included in
(i) above, materials, contract labor and direct labor, which expenditures have been or should be, in accordance with GAAP, capitalized on the books of the Borrower or such Subsidiary. Where a fixed asset is acquired by a lease which is required to be capitalized pursuant to Statement of Financial Accounting Standards number 13 or any successor thereto, the amount required to be


                                       28
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capitalized in accordance  therewith shall be considered to be an expenditure in the year such asset is first leased.

     "Capitalized Lease Obligations" means all lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the lessee.

     "Cash   Equivalent   Investments"   means  any  Investment  in  (i)  direct
obligations of the United States or any agency, authority or instrumentality thereof, or obligations guaranteed by the United States or any agency, authority or instrumentality thereof, whether or not supported by the full faith and credit of, a right to borrow from or the ability to be purchased by the United States; (ii) commercial paper rated in the highest grade by a nationally recognized statistical rating agency or which, if not rated, is issued or guaranteed by any issuer with outstanding long-term debt rated A or better by any nationally recognized statistical rating agency; (iii) demand and time deposits with, and certificates of deposit and bankers acceptances issued by, any office of the Agent, any Lender or any other bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, the outstanding long-term debt of which or of the holding company of which it is a subsidiary is rated A or better by any nationally recognized statistical rating agency; (iv) any short-term note which has a rating of MIG-2 or better by Moody's Investors Service Inc. or a comparable rating from any other nationally recognized statistical rating agency; (v) any municipal bond or other governmental obligation (including without limitation any industrial revenue bond or project note) which is rated A or better by any nationally recognized statistical rating agency; (vi) any other obligation of any issuer, the outstanding long-term debt of which is rated A or better by any nationally recognized statistical rating agency; (vii) any repurchase agreement with any financial institution described in clause (iii) above, relating to any of the foregoing  instruments  and fully  collateralized  by such  instruments;  (viii)
shares of any open-end diversified investment company that has its assets invested only in investments of the types described in clause (i) through (vii) above at the time of purchase and which maintains a constant net asset value per share; (ix) shares of any open-end diversified investment company registered under the Investment Company Act of 1940, as amended, which maintains a constant net asset value per share in accordance with regulations of the Securities & Exchange Commission, has aggregate net assets of not less than $50,000,000 on the date of purchase and either derives at least 95% of its gross income from interest on or gains from the sale of investments of the type described in clauses (i) through (vii), above or has at least 85% of the weighted average value of its assets invested in investments of such types; provided that the purchase of any shares in any particular investment company shall be limited to an aggregate amount owned at any one time of $500,000. Each Cash Equivalent Investment shall have a maturity of less than one year at the time of purchase; provided that the maturity of any repurchase agreement shall be deemed to be the repurchase date and not the maturity of the subject security and that the maturity of any variable or floating rate note subject to prepayment at the option of the holder shall be the period remaining (including any notice period remaining) before the holder is entitled to prepayment; and (x) other Investments property classified as "cash" or "cash equivalents" under GAAP and made in accordance with the Borrower's investment policy approved by Borrower's Board of Directors from time to time.

     "Closing Date" means the date on which all of the conditions precedent set forth in Section 3.1 of this Agreement have been satisfied and the initial Advance is made under the Revolving Credit Loan in accordance with this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

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

     "Commitment" means the Lenders' several commitments to make or maintain the Loans as set forth in Section 2.1 hereof in the maximum outstanding amount of each Lender's Pro Rata Share of $50,000,000, as such amount may be reduced pursuant to Section 2.6.4.

     "Commonly Controlled Entity" means a Person, whether or not incorporated, which is under common control with the Borrower within the meaning of section 414(b) or (c) of the Code.

     "Consolidated Tangible Net Worth" means the excess of the total assets of the Borrower and the Subsidiaries over Consolidated Total Liabilities, excluding, however, from the determination of total assets the total book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises, all determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Liabilities" means all liabilities of the Borrower and the Subsidiaries which would, in accordance with GAAP on a consolidated basis, be classified as liabilities of a corporation conducting a business the same as or similar to that of the Borrower and any of the Subsidiaries, including, without limitation, the capitalized amount of Capitalized Lease Obligations and fixed prepayments of, and sinking fund payment and reserves with respect to, Indebtedness.

     "Current Liabilities" means all liabilities of the Borrower and the Subsidiaries which would, in accordance with GAAP on a consolidated basis, be classified as current liabilities of corporations conducting a business the same as or similar to that of the Borrower and any Subsidiaries, including without limitation, the capitalized amount of Capitalized Lease Obligations and fixed prepayments of, and sinking fund payments and reserves with respect to, Indebtedness, in each case required to be made within one year from the date of determination.

     "Default" means an event or condition which with the giving of notice or lapse of time or both would become an Event of Default.

     "Discharged Rights and Obligations" shall have the meaning assigned to such term in Section 9.11.4.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "EBITDA" means, for any fiscal period, Net Income plus, to the extent accounted for in Net Income, Interest Expense, taxes, depreciation and amortization for such period determined on an accrual and consolidated basis in accordance with GAAP.

     "ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time.

     "Events of Default" has the meaning assigned to that term in Section 6.1 of this Agreement.

     "Exhibit" means, when followed by a letter, the exhibit attached to this Agreement bearing that letter and by such reference fully incorporated in this Agreement.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York, plus, one half of one percent (.50%); provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next succeeding Business Day as so published, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent in its discretion exercised in good faith.

     "Financing Documents" means, collectively, this Agreement, each Note, the Side Letter, the Post-Closing Letter, if any, any agreement with any Lender providing any interest rate protection arrangement and each other agreement, instrument or document now or hereafter executed in connection herewith or therewith.

     "Fixed Charge Coverage Ratio" means the ratio of (i) EBITDA to (ii) Total Debt Service.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America and consistently applied with past financial statements of the Borrower adopting the same principles.

     "Hazardous Substances " has the meaning set forth in Section 4.1.21.

     "Indebtedness" means, without duplication for any Person, (i) all indebtedness or other obligations of said Person for Borrowed Money or for the deferred purchase price of property or services, including, without limitation, all reimbursement obligations of said Person that are due and payable with respect to standby and/or documentary letters of credit (ii) all indebtedness or other obligations of any other Person ("Other Person") for Borrowed Money or for the deferred purchase price of property or services, the payment or collection of which said Person has guaranteed (except by reason of endorsement for deposit or collection in the ordinary course of business) or in respect of which said Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase or lease, to provide funds for payment, to supply funds to purchase, sell or lease property or services primarily to assure a creditor of such Other Person against loss or otherwise to invest in or make a loan to the Other Person, or otherwise to assure a creditor of such Other Person against loss, (iii) all indebtedness or other obligations of any Person for Borrowed Money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property owned by said Person, whether or not said Person has assumed or become liable for the payment of such indebtedness or obligations, (iv) Capitalized Lease Obligations of said Person and (v) obligations of such Person under contracts pursuant to which such Person has agreed to purchase interest rate protection or swap interest rate obligations.

     "Interest Adjustment Date" means (i) as to any Prime Rate Loan to be converted to a Libor Loan the Business Day elected by the Borrower in its applicable Interest Rate Election, but being not less than three (3) Business Days after the receipt by the Agent before 2:00 o'clock P.M. on a Business Day of an Interest Rate Election electing the Libor Rate as the interest rate on such Loan; and (ii) as to any Libor Loan, the last Business Day of the Interest Period pertaining to such Libor Loan.

     "Interest Expense" means, with respect to any fiscal quarter, the aggregate amount required to be accrued by the Borrower and any Subsidiaries in such fiscal quarter for interest, fees (excluding, however, the Up-Front Fee being paid to the Agent for the accounts of Fleet and the other Lenders in accordance with their Pro Rata Shares on the Closing Date), charges and expenses, however characterized, on its Indebtedness, including, without limitation, all such interest, fees, charges and expenses required to be accrued with respect to Indebtedness under the Financing Documents, all determined in accordance with GAAP.

     "Interest Period" means:

     With respect to each Libor Loan:

     (i) initially, the period commencing on the date of such Libor Loan and ending one, three or six months thereafter as the Borrower may elect in the applicable Interest Rate Election and subject to Section 2.9; and

     (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Libor Loan and ending one, three or six months thereafter as the Borrower may elect in the applicable Interest Rate Election and subject to Section 2.9;

     provided that clauses (i) and (ii) of this definition are subject to the following:

     (A) any Interest Period (other than an Interest Period determined pursuant to clause (C) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

     (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (C) below, end on the last Business Day of a calendar month; and

     (C) no Interest Period shall end after the Revolving Credit Repayment Date; and

     (D) with respect to all Libor Loans, no more than three (3) Interest Periods may be in effect at any time.

     "Interest Rate Election" means the Borrower's irrevocable telecopied or telephonic notice of election, which shall be promptly confirmed by a written notice of election that Prime Rate or the Libor Rate shall apply to all or any portion of the Loans, which shall, subject to this Agreement, be effective on the next Interest Adjustment Date, such telecopied or telephonic notice and written confirmation thereof to be in the form of Exhibit 1.4 and to be received by the Agent prior to 2:00 o'clock P.M. on a Business Day and at least three (3) Business Days prior to an Interest Adjustment Date in the case of a Libor Loan, and by 2:00 p.m. on the Business Day immediately preceding an Interest Adjustment Date in the case of a Prime Rate Loan, each such Interest Rate Election, subject to the terms of this Agreement, to apply to the Advance or the Loan referred to in such Interest Rate Election or to effect a change in the interest rate on the applicable portion of the Loans then outstanding, as applicable, with respect to which such Interest Rate Election was made, such change to occur on the Interest Adjustment Date next succeeding receipt of such

Interest Rate Election by the Agent. Any Interest Rate Election received by the Agent after 2 o'clock P.M. on a Business Day shall be deemed, for all purposes of this Agreement to have been received prior to 2 o'clock P.M. on the next succeeding Business Day.

     "Investment" means any investment in any Person whether by means of a purchase of capital stock, notes, bonds, debentures or other evidences of Indebtedness and/or by means of a capital or partnership contribution, loan, deposit, advance or other means.

     "Lender" means Fleet, BankBoston, Sanwa or any financial institution which hereafter becomes a party hereto pursuant to the terms of Section 9.11, each in their individual capacity, and "Lenders" means Fleet, BankBoston, Sanwa and each of such financial institutions.

     "Libor Loan" means any portion of any Loan bearing interest at the Libor Rate.

     "Libor Rate" means, for any Interest Period, the Adjusted Libor Rate in effect on the first day of such Interest Period (subject to adjustment as provided in the definition of Adjusted Libor Rate) plus the Applicable Margin for Libor Loans from time to time in effect.

     "Lien" means any mortgage, pledge, hypothecation, assignment for security purposes, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement and any Capitalized Lease Obligation) having substantially the same economic effect as any of the foregoing.

     "Loans" and "Loan" means at any time the outstanding principal amount of Indebtedness owed to the Lenders or to any lender, as the context may require pursuant to this Agreement.

     "Majority Lenders" means Lenders holding an aggregate Pro Rata Share of the outstanding principal balance of the Loans in an amount equal to or in excess of 51% of the total outstanding principal balance of the Loans and if there is no outstanding principal balance of the Loans, Lenders having at least 51% of the Commitment.

     "Material Adverse Effect" means material adverse effect on (i) the ability of the Borrower and its Subsidiaries taken as a whole to fulfill their obligations under any of the Financing Documents or (ii) the Business Condition of the Borrower and its Subsidiaries taken as a whole.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Income" means, for any fiscal period, the net after tax income
(loss) of the Borrower and any Subsidiaries for such period determined on an accrual and consolidated basis in accordance with GAAP.

     "Note" means each revolving credit note of the Borrower payable to the order of a Lender and substantially in the form of Exhibit 1.5 and evidencing all or a portion of the Loan and "Notes" means all of the Notes, collectively.

     "Obligations" mean any and all Indebtedness, obligations and liabilities of the Borrower and/or any Subsidiaries under any of the Financing Documents to any one or more of the Lenders and/or the Agent of every kind and description, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including, without limitation, all Loans, interest, taxes, fees, charges, and expenses under the Financing Documents and attorneys' fees chargeable to the Borrower and/or any Subsidiaries or incurred by any of the Lenders and/or the Agent under any of the Financing Documents.

     "Officer's Certificate" means a certificate signed by an Authorized Representative and delivered to the Agent on behalf of the Lenders.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to subtitle A of Title IV of ERISA.

     "P.M." means a time from and including 12 o'clock noon on any Business Day to the end of such Business Day using Eastern Standard (or Daylight Savings) time.

     "Permitted Encumbrances" means those Liens, security interests and defects in title permitted under Section 5.2.1 and those Liens listed on Exhibit 1.8 hereto.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA maintained for employees of the Borrower or any Commonly Controlled Entity.

     "Post-Closing Letter" means that certain letter agreement between the Borrower and the Agent dated the Closing Date and listing certain post-closing actions to be completed by the Borrower.

     "Premises" has the meaning assigned to such term in Section 4.1.22.1.

     "Prime Rate" means the higher of (i) the floating rate of interest per annum designated from time to time by the Agent as being its "prime rate" of interest, such interest rate to be adjusted on the effective date of any change thereof by the Agent, it being understood that such rate of interest may not be the lowest rate of interest from time to time charged by the Agent and (ii) the Federal Funds Rate, such interest rate to be adjusted on the effective date of any change thereof by the Federal Reserve Bank of New York.

     "Prime Rate Loan(s)" means any portion of the Loans bearing interest at Prime Rate.

     "Projections" means the Borrower's written projections of Borrower's future performance over the period ending August 31, 2000 on a consolidated basis delivered to the Agent prior to the Closing.

     "Pro Rata Share" means (i) with respect to the Commitment, each Lender's percentage share of the Commitment as set forth immediately opposite such Lender's name on Exhibit 1.9, and (ii) with respect to the Loans, each Lender's percentage share of the aggregate outstanding principal balance of the Loans and "Pro Rata Shares" means such percentage shares of the Lenders.

     "Real Estate" has the meaning set forth in Section 4.1.21.

     "Reference Lender(s)" means the Agent unless the Agent resigns said responsibility, at which time and thereafter such term means one or two Lenders selected by the Agent in its discretion from time to time as a reference lender for purposes of determining the Adjusted Libor Rate.

     "Reportable Event" shall have the meaning assigned to that term in Section 4043 of ERISA for which the requirement of 30 days' notice to the PBGC has not been waived by the PBGC.

     "Request" means a written request for the Loans in the form of Exhibit 1.14, received by the Agent on behalf of the Lenders from the Borrower in accordance with this Agreement, specifying the date on which the Borrower desires such Loans and the disbursement instructions of the Borrower with respect thereto.

     "Revolving Credit Loan" means the revolving credit loans to be made by the Lenders to the Borrower from time to time in the maximum outstanding principal amount of Commitment, all subject and pursuant to Section 2.1.

     "Revolving Credit Repayment Date" means the earlier to occur of (i) August 27, 2000 and (ii) such earlier date on which the Revolving Credit Loan becomes due and payable pursuant to the terms hereof.

     "Section" means, when followed by a number, the section or subsection of this Agreement bearing that number.

     "Selling Lender" shall have the meaning assigned to such term in Section 9.11.1.

     "Side Letter" means that certain side letter of even date with this Agreement between the Borrower and the Agent regarding certain fees payable by the Borrower.

     "Single Employer Plan" means any Plan as defined in Section 4001(a)(15) of ERISA.

     "Subordinated Debt" means (a) unsecured Indebtedness of the Borrower or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by (i) the Subordination Documents or (ii) within 24 months after termination or expiration of the facility evidenced by the Subordination Documents (the "Hancock Facility"), a replacement subordinated debt facility, provided that the aggregate principal amount thereof shall not exceed $30,000,000 at any time, the terms and provisions thereof shall be no less favorable to the Borrower, the Agent and the Lenders as the terms and provisions of the Hancock Facility, and the Lenders shall have received a certificate from an authorized officer of the Borrower as to compliance with the foregoing and (b) any other Indebtedness of Borrower or any of its Subsidiaries subordinated to the Obligations of the Borrower to the Agent and the Lenders on terms reasonably satisfactory to the Majority Lenders.

     "Subordination Documents" means the Note Purchase Agreement, dated as of June 13, 1994, among the Borrower, John Hancock Mutual Life Insurance Company and John Hancock Life Insurance Company of America (as amended and in effect) and the documents and instruments executed and/or delivered in connection therewith.

     "Subsidiary" means any corporation or entity other than the Borrower of which more than 50% of the outstanding capital stock or voting interests or rights having ordinary voting power to elect a majority of the board of directors or other managers of such entity (irrespective of whether or not at the time capital stock or voting interests or rights of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Borrower or by the Borrower and/or one or more Subsidiaries or the management of which corporation or entity is under control of the Borrower and/or any other Subsidiary, directly or indirectly through one or more Persons and any other Person which, under GAAP, should at any time for financial reporting purposes be consolidated or combined with the Borrower and/or any other Subsidiary.

     "Substituted Lender" has the meaning set forth in Section 9.11 hereof.

     "Substitution Agreement" has the meaning assigned to such term in Section 9.11.1.

     "Syndication Agent" means BankBoston or any other Person which is at the time in question serving as the syndication agent under the terms of Section 8.8 hereof.

     "Total Debt Service" means, at any date of determination, the sum of (i) Interest Expense and (ii) scheduled and mandatory principal payments for the fiscal period in question due on account of any Indebtedness of the Borrower.

     "Unused Fees" has the meaning assigned to such term in Section 2.2.2.

     "Up-Front  Fee" means,  the fee payable by the Borrower in accordance  with
Section 2.2.2 in an amount equal to .075% of the Commitment ($37,500).

     Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, calculations of amounts for the purposes of calculating any financial covenants or ratios hereunder shall be made in accordance with GAAP applied on a basis consistent with those used in the Borrower's financial statements referred to in Section
4.1.5 (other than departures therefrom not material in their impact), and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP (except, in the case of unaudited financial statements, the absence of footnotes and that such statements are subject to changes resulting from year-end adjustments made in accordance with GAAP).

     Section 1.3. Other Terms. References to "Articles", "Sections", "subsections" and "Exhibits" shall be to Sections, subsections and Exhibits and of this Agreement unless otherwise specifically provided. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words
"including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Financing Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                   ARTICLE 2.
                          AMOUNT AND TERMS OF THE LOANS

     Section 2.1. The Revolving Credit Loans. Each of the Lenders severally agrees, subject to the terms and conditions of this Agreement, to make Advances of Revolving Credit Loans to the Borrower from time to time after receipt by the Agent from time to time before the Revolving Credit Repayment Date of, and at the times provided for in, a Request and an Interest Rate Election from the Borrower in accordance with this Agreement, during the period commencing on the Closing Date and ending on the Business Day immediately preceding the Revolving Credit Repayment Date, in an aggregate principal amount at any one time outstanding not to exceed such Lender's Pro Rata Share of the Commitment.

     Promptly after receipt of a Request and Interest Rate Election, Agent shall notify each Lender by telephone, telex or telecopy of the proposed borrowing. Subject to the immediately preceding paragraph, each Lender agrees that after its receipt of notification from Agent of Agent's receipt of a Request and Interest Rate Election, such Lender shall send its Pro Rata Share (or such portion thereof as may be necessary to provide Agent with such Pro Rata Share in Dollars and in immediately available funds, without consideration or use of any contra accounts of any Lender) of the requested Loan by wire transfer to Agent so that Agent receives such Pro Rata Share in Dollars and in immediately available funds not later than 12:00 P.M. (Boston, Massachusetts time) on the first day of the Interest Period for any such requested Libor Loan and on the Business Day for such Advance set forth in Borrower's Request for any such requested Prime Rate Loan which Request for a Prime Rate Loan must be received by the Agent prior to 2:00 P.M. on the Business Day immediately preceding the Business Day for such Advance and which Request for a Libor Loan must be received on the date of receipt of the Interest Rate Election for such Libor Loan, and Agent shall advance funds to the Borrower by depositing such funds in Borrower's account with the Agent upon Agent's receipt of such Pro Rata Shares in the amount of the Pro Rata Shares of such Loan in Agent's possession. Unless Agent shall have been notified by any Lender (which notice may be telephonic if confirmed promptly in writing) prior to the first day of the Interest Period in respect of any Loan which such Lender is obligated to make under this Agreement, that such Lender does not intend to make available to Agent such Lender's Pro Rata Share of such Loan on such date, Agent may assume that such Lender has made such amount available to Agent on such date and Agent in its sole discretion may, but shall not be obligated to, make available to the Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount from such Lender promptly upon demand by Agent together with interest thereon, for each day from such date until the date such amount is paid to Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the interest rate on the Loan in question. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify the Borrower and the Borrower shall promptly pay such corresponding amount to Agent. Nothing contained in this Section shall be deemed to relieve any Lender from its obligation to fulfill its obligations hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     Section 2.2. Interest and Fees on the Loans.

     Section 2.2.1. Interest. Interest shall accrue and be paid currently on the Loans at the Prime Rate or the Libor Rate for each of the Loans' Interest Periods in accordance with the Borrower's Interest Rate Elections for the Loans subject to and in accordance with the terms and conditions of this Agreement and the Note(s); provided that if a Default or an Event of Default exists and is continuing, no Interest Rate Election electing the Libor Rate shall be effective and if a Default exists which is not an Event of Default, no Interest Rate Election electing the Libor Rate for an Interest Period in excess of one month shall be effective and, in any such case any Loan or portion thereof with respect to which any such Interest Rate Election would otherwise have been effective shall bear interest at the Prime Rate plus, so long as an Event of Default exists and is continuing, two percent (2%); all of the foregoing being applicable until such Default or Event of Default is cured or waived and an Interest Rate Election electing the Libor Rate for such Loan or portion thereof which is effective in accordance with this Agreement is submitted to the Agent. The Borrower shall pay such interest to the Agent for the pro rata account of each Lender in arrears on the Loans (including without limitation Libor Loans) outstanding from time to time after the Closing Date, in accordance with the following: (a) if any portion of the Loans is a Prime Rate Loan, such payments shall be made quarterly on the last Business Day of each March, June, September and December of each year commencing September 30, 1997; and (b) if any portion of the Loans is a Libor Loan such payments shall be made on the first to occur of the Interest Adjustment Date for such Libor Loan and the 90th day after the first day of the Interest Period for such Libor Loan. All provisions of each Note and any other agreements between the Borrower and the Lenders are expressly subject to the condition that in no event, whether by reason of acceleration of maturity of the Indebtedness evidenced by any Note or otherwise, shall the amount paid or agreed to be paid to the Lenders which is deemed interest under applicable law exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"), which shall mean the law in effect on the date of this Agreement, except that if there is a change in such law which results in a higher Maximum Permitted Rate, then each Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of any Note, or this Agreement results in the rate of interest charged under any Note being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, any Lender receives an amount which under applicable law would cause the interest rate under any Note to exceed the Maximum Permitted Rate, the portion thereof which would be excessive shall automatically be deemed a prepayment of and be applied to the unpaid principal balance of such Note to the extent of then outstanding Prime Rate Loans and not a payment of interest and to the extent said excessive portion exceeds the outstanding principal amount of Prime Rate Loans, said excessive portion shall be repaid to the Borrower.

     Section 2.2.2. Fees.

     2.2.2.1. Up-Front Fees. Fleet acknowledges receipt of its Pro Rata Share of the Up-Front Fee in the amount of $22,500. On the Closing Date the Borrower shall pay the balance of the Up-Front Fee in the amount of $15,000 to the Agent for the accounts of the Lenders other than Fleet in accordance with their Pro Rata Shares.

     2.2.2.2. Unused Fees. On the last Business Day of each March, June, September and December commencing September 30, 1997 and continuing through the Revolving Credit Repayment Date, the Borrower shall pay to the Agent for the pro rata account of each Lender, a fee in an amount equal to .30% per annum of the amount, if any, by which the average actual daily amount of the Commitment for the quarterly period just ended (or in the case of the first such payment, the period from the Closing Date to the date such payment is due) exceeds the average of the actual daily outstanding principal balances of the Revolving Credit Loans; provided, however, that if, at any time on or after the receipt by the Agent of the quarterly financial statements for the Borrower's September 30, 1997 fiscal quarter and each subsequent Borrower fiscal quarter provided to the Agent by the Borrower pursuant to Section 5.3.3 hereof, the ratio of (a) total Indebtedness for Borrowed Money of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recently ended fiscal quarter of the Borrower to (b) EBITDA for such fiscal quarter and for the three immediately preceding Borrower fiscal quarters, (i) is greater than 2.0:1.0 and if and so long as no Event of Default or Default exists and is continuing, the Borrower shall pay to the Agent for the pro rata account of each Lender, a fee in an amount equal to .40% per annum of the amount, if any, by which the average actual daily amount of the Commitment for the quarterly period just ended exceeds the average of the actual daily outstanding principal balances of the Revolving Credit Loans, or (ii) is less than less than or equal to 1.0:1.0 and if and so long as no Event of Default or Default exists and is continuing, the Borrower shall pay to the Agent for the pro rata account of each Lender, a fee in an amount equal to .25% per annum of the amount, if any, by which the average actual daily amount of the Commitment for the quarterly period just ended exceeds the average of the actual daily outstanding principal balances of the Revolving Credit Loans (the "Unused Fees").

     2.2.2.3. Other Fees. In addition, to the extent not duplicative with the fees set forth herein, the Borrower shall pay to the Agent for its own account certain fees as specified in the Side Letter.

     Section 2.2.3. Increased Costs - Capital. If, after the date hereof, any Lender shall have reasonably determined that the adoption after the date hereof of any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or such Lender's holding company with any policy, guideline, directive or request regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or such Lender's holding company as a consequence of the obligations hereunder of such Lender to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such Lender's holding company with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the capital of such Lender or such Lender's holding company was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then such Lender shall notify the Agent and the Borrower thereof and the Borrower shall pay to the Agent for the account of such Lender from time to time as specified by such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, each such payment to be made by the Borrower within five (5) Business Days after each demand by such Lender; provided that the liability of the Borrower to pay such costs shall only accrue with respect to costs accruing from and after the 180th day prior to the date of each such demand. A certificate in reasonable detail of one of the officers of such Lender describing the event giving rise to such reduction and setting forth the amount to be paid to such Lender hereunder and a computation of such amount shall accompany any such demand and shall, in the absence of manifest error, be and shall be submitted within 180 days of the occurrence of such event. In determining such amount, such Lender shall act reasonably and will use any reasonable averaging and attribution methods. If the Borrower shall, as a result of the requirements of this Section 2.2.3 above, be required to pay any Lender the additional costs referred to above and the Borrower, in its sole discretion, shall have the right to substitute another bank satisfactory to the Agent for such Lender which has certified the additional costs to the Borrower, and the Agent shall use reasonable efforts at no cost to the Agent to assist the Borrower to locate such substitute bank. Any such substitution shall take place in accordance with Section 9.11 and shall otherwise be on terms and conditions reasonably satisfactory to the Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs. Upon any such substitution, the Borrower shall pay or cause to be paid to the Lender that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Lender and such Lender will be released from liability hereunder.

     Section 2.3. Notations. At the time of (i) the making of each Advance evidenced by any Note, (ii) each change in the interest rate under any Note effected as a result of an Interest Rate Election; and (iii) each payment or prepayment of any Note, each Lender may enter upon its records an appropriate notation evidencing (a) such Lender's Pro Rata Share of the Loans and (b) the interest rate and Interest Adjustment Date applicable thereto or (c) such payment or prepayment (voluntary or involuntary) of principal and (d) in the case of payments or prepayments (voluntary or involuntary) of principal, the portion of the applicable Loan which was paid or prepaid. No failure to make any such notation shall affect the Borrower's unconditional obligations to repay the Loans and all interest, fees and other sums due in connection with this Agreement and/or any Note in full, nor shall any such failure, standing alone, constitute grounds for disproving a payment of principal by the Borrower.
However, in the absence of manifest error, such notations and each Lender's records containing such notations shall constitute presumptive evidence of the facts stated therein, including, without limitation, the outstanding amount of such Lender's Pro Rata Share of the Loans and all amounts due and owing to such Lender at any time. Any such notations and such Lender's records containing such notations may be introduced in evidence in any judicial or administrative proceeding relating to this Agreement, the Loans or any Note.

     Section 2.4. Computation of Interest. Interest due under this Agreement and any Note shall be computed, on the basis of a year of 360 days with respect to any Libor Loan and with respect to any Prime Rate Loan on the basis of a year of 365 days, each for the actual number of days elapsed.

     Section 2.5.  Time of Payments and  Prepayments  in  Immediately  Available
Funds.

     Section 2.5.1. Time. All payments and prepayments of principal, fees, interest and any other amounts owed from time to time under this Agreement and/or under each Note shall be made to the Agent for the pro rata account of each Lender at the address referred to in Section 9.6 in Dollars and in immediately available funds prior to 2:00 o'clock P.M. on the Business Day that such payment is due, provided that the Borrower hereby authorizes and instructs the Agent to charge against the Borrower's accounts with the Agent on each date on which a payment is due hereunder and/or under any Note and on any subsequent date if and to the extent any such payment is not made when due an amount up to the principal, interest and fees due and payable to the Lenders, the Agent or any Lender hereunder and/or under any Note and such charge shall be deemed payment hereunder and under the Note(s) in question to the extent that immediately available funds are then in such accounts. The Agent shall use reasonable efforts in accordance with the Agent's customary procedures to give notice of any such charge to the Borrower on the date on which such charge was made, but the failure to give such notice shall not affect the validity of any such charge. To the extent that immediately available funds are then in such accounts, the failure of the Agent to charge any such account or the failure of the Agent to charge any such account prior to 2 o'clock P.M. shall not be basis for an Event of Default under Section 6.1.1 and any amount due on the Loans on such date shall be deemed paid; provided that the Agent shall have the right to charge any such account on any subsequent date for such unpaid payment and an

Event of Default shall exist if sufficient immediately available funds are not in such accounts on the date the Agent so charges such account after the expiration of any applicable cure period. In the event of any charge against the Borrower's accounts by the Agent pursuant to the immediately preceding sentence, the Agent shall use reasonable efforts to provide notice to the Borrower of such charge on the date on which such charge was made in accordance with the Agent's customary procedures, but the failure to provide such notice shall not in any way be a basis for any liability of the Agent nor shall such failure adversely affect the validity and effectiveness of any such action by the Agent. Any such payment or prepayment which is received by the Agent in Dollars and in immediately available funds after 2 o'clock P.M. on a Business Day shall be deemed received for all purposes of this Agreement on the next succeeding
Business Day unless the failure by Agent to receive such funds prior to 2 o'clock P.M. is due to Agent's failure to charge the account of Borrower prior to 2 o'clock P.M., except that solely for the purpose of determining whether a Default or Event of Default has occurred under Section 6.1.1, any such payment or prepayment, if received by the Agent prior to the close of the Agent's business on a Business Day, shall be deemed received on such Business Day. All payments of principal, interest, fees and any other amounts which are owing to any or all of the Lenders or the Agent hereunder and/or under any of the Notes that are received by the Agent in immediately available Dollars prior to 2:00 o'clock P.M. on any Business Day shall, to the extent owing to the Lenders other than the Agent, be sent by wire transfer by the Agent to any such other Lenders (in each case, without deduction for any claim, defense or offset of any type) before 4:00 o'clock P.M. on the same Business Day. Each such wire transfer shall be addressed to each Lender in accordance with the wire instructions set forth in Exhibit 1.9 hereto. The amount of each payment wired by the Agent to each such Lender shall be such amount as shall be necessary to provide such Lender with its Pro Rata Share of such payment (without consideration or use of any contra accounts of any Lender), or with such other amount as may be owing to such Lender in accordance with this Agreement (in each case, without deduction for any claim, defense or offset of any type). Each such wire transfer shall be sent by the Agent only after the Agent has received immediately available Dollars from or on behalf of the Borrower and each such wire transfer shall provide each Lender receiving same with immediately available Dollars on receipt by such Lender. Any such payments of immediately available Dollars received by the Agent after 2:00 o'clock P.M. and before 4:00 o'clock P.M. on any Business Day shall be forwarded in the same manner by the Agent to such Lender(s) as soon as practicable on said Business Day, and if any such payments of immediately available Dollars are received by the Agent after 4:00 o'clock P.M. on a Business Day, the Agent shall so forward same to such Lender(s) before 10:00 o'clock A.M. on the immediately succeeding Business Day.

     Section 2.5.2. Setoff, etc.. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower irrespective of whether or not such Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each such Lender agrees to promptly notify the Borrower and the Agent after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Promptly following any notice of setoff received by the Agent from a Lender pursuant to the foregoing, the Agent shall notify each other Lender thereof. The rights of each Lender under this Section 2.5.2 are in addition to all other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have and are subject to Section 9.12.

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

     Section 2.5.3. Unconditional Obligations and No Deductions. The Borrower's obligation to make all payments provided for in this Agreement and the other Financing Documents shall be unconditional. Each such payment shall be made without deduction for any claim, defense or offset of any type, including without limitation any withholdings and other deductions on account of income or other taxes, and regardless of whether any claims, defenses or offsets of any type exist.

     Section 2.6. Prepayment and Certain Payments.

     Section 2.6.1. Mandatory Payments. In addition to each other principal payment required hereunder, the outstanding principal balances of the Revolving Credit Loans shall be repaid on the Revolving Credit Repayment Date.

     Section 2.6.2. Voluntary Prepayments. All or any portion of the unpaid principal balance of the Loans (other than portions of any Loans constituting Libor Loans) may be prepaid at any time, without premium or penalty, by giving the Agent at least 3 days' prior written notice of such prepayment and by a payment to the Agent for the accounts of the Lenders in accordance with their Pro Rata Shares of such prepayment in immediately available Dollars by the Borrower; provided that each such partial payment or prepayment of principal of the Loans shall be in a principal amount of at least $100,000 or an integral multiple of $50,000 in excess thereof.

     Section 2.6.3. Prepayment of Libor Loans.Notwithstanding anything to the contrary contained in any Note or in any other agreement executed in connection herewith or therewith, the Borrower shall be permitted to prepay any portion of the Loans constituting Libor Loans only in accordance with Section 2.9 hereof.

     Section 2.6.4. Permanent Reduction of Commitment. At the
Borrower's option the Commitment may be permanently and irrevocably reduced in whole or in part by an amount of at least $500,000 and to the extent in excess thereof in integral multiples of $100,000 at any time; provided that (i) the Borrower gives the Agent written notice of the exercise of such option at least three (3) Business Days prior to the effective date thereof, (ii) the aggregate outstanding balance of the Loans, if any, does not exceed the Commitment , as so reduced in any such case on the effective date of such reduction and (iii) the Borrower is not, and after giving effect to such reduction, would not be in violation of Section 2.6.3. Any such reduction shall concurrently reduce the Dollar amount of each Lender's Pro Rata Share of the Commitment.

     Section 2.7. Payment on Non-Business Days. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of fees, if any, and interest under this Agreement and under such Note.

     Section 2.8. Use of Proceeds. The Borrower shall use the proceeds of the Loans for the Borrower's working capital needs and for Borrower's general corporate purposes.

     Section 2.9. Special Libor Loan Provisions. The Libor Loans shall be subject to and governed by the following terms and conditions:

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

     Section 2.9.1. Requests. Each Request and Interest Rate Election selecting the Libor Rate must be received by the Agent in accordance with the definition of Interest Rate Election.

     Section 2.9.2. Libor Loans Unavailable. Notwithstanding any other provision of this Agreement, if, prior to or on the date on which all or any portion of the Loans is to be made as or converted into a Libor Loan, any of the Lenders (or the Agent with respect to (ii) below) shall reasonably determine (which determination shall be conclusive and binding on the Borrower), that

         (i) Dollar deposits in the relevant amounts and for the relevant Interest Period are not offered to such Lender in the London interbank market,

         (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted Libor Rate, or

         (iii) the Adjusted Libor Rate shall no longer represent the effective cost to such Lender for Dollar deposits in the London interbank market for reasons other than the fact, standing alone, that the Adjusted Libor Rate is based on an averaging of rates determined by the Agent and that such Lender's rate may exceed such average, such Lender may elect not to accept any Interest Rate Election electing a Libor Loan and such Lender shall notify the Agent by telephone or telex thereof, stating the reasons therefor, not later than the close of business on the second Business Day prior to the date on which such Libor Loan is to be made. The Agent shall promptly give notice of such determination and the reason therefor to the Borrower, and all or such portion of the Loans, as the case may be, which are subject to any of Section 2.9.2 (i), (ii) through (iii) as a result of such Lender's determination shall be made as or converted into, as the case may be, Prime Rate Loans and such Lender shall have no further obligation to make Libor Loans, until further written notice to the contrary is given by the Agent to the Borrower. If such circumstances subsequently change so that such Lender shall no longer be so affected, such Lender's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Lender obtains actual knowledge of such change of circumstances and promptly after obtaining such actual knowledge such Lender shall forward written notice thereof to the Agent. After receipt of such notice, the Agent shall promptly forward written notice thereof to the Borrower. Upon or after receipt by the Borrower of such written notice, the Borrower may submit an Interest Rate Election in accordance with this Agreement electing an Interest Period ending no later than the Interest Adjustment Date for the then current Interest Period for the other Lenders' Pro Rata Shares of Libor Loans and electing the Libor Rate for such Lenders' or Lender's Pro Rata Share(s) of the Loans as to which such Lender's or Lenders' obligation(s) to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans was suspended and such Pro Rata Share(s) shall be converted to Libor Loans in accordance with this Agreement. During any period throughout which any of the Lenders has or have no obligation to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans, no Interest Rate Elections electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Lender(s), but shall be effective as to the other Lenders.

     Section 2.9.3. Libor Lending Unlawful. In the event that any change in applicable laws or regulations (including the introduction of any new applicable law or regulation) or in the interpretation thereof (whether or not having the force of law) by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any of the Lenders to make or continue to maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans, each such Lender shall promptly notify the Agent by telephone or telex thereof, and of the reasons therefor, and the obligation of such Lender to make or maintain its Pro Rata Share of the Loans or such portion thereof as Libor Loans shall, upon the happening of such event, terminate and the Agent shall, by telephonic notice to the Borrower, declare that such obligation has so terminated with respect to such Lender, and such Pro Rata Share of the Loans or any portion thereof to the extent then maintained as Libor Loans, shall, on the last day on which such Lender can lawfully continue to maintain such Pro Rata Share of the Loans or any portion thereof as Libor Loans, automatically convert into Prime Rate Loans without additional cost to the Borrower. If circumstances subsequently change so that such Lender shall no longer be so affected, such Lender's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Lender obtains actual knowledge of such change of circumstances, and promptly after obtaining such actual knowledge such Lender shall forward written notice thereof to the Agent. After receipt of such notice, the Agent shall promptly forward written notice thereof the Borrower. Upon or after receipt by the Borrower of such written notice, the Borrower may submit an Interest Rate Election in accordance with this Agreement electing an Interest Period ending no later than the Interest Adjustment Date for the then current Interest Period for the other Lenders' Pro Rata Shares of Libor Loans and electing the Libor Rate for such Lenders' or Lender's Pro Rata Share(s) of the Loans as to which such Lender's or Lenders' obligation(s) to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans was suspended and such Pro Rata Share(s) shall be converted to Libor Loans in accordance with this Agreement. During any period throughout which any of the Lenders has or have no obligation to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans, no Interest Rate Elections electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Lender(s), but shall be effective as to the other Lenders.

     Section 2.9.4. Additional Costs on Libor Loans. The Borrower further agrees to pay to the Agent for the account of the applicable Lender or Lenders such amounts as will compensate any of the Lenders for any increase in the cost to such Lender of making or maintaining (or of its obligation to make or maintain) all or any portion of its Pro Rata Share of the Loans as Libor Loans and for any reduction in the amount of any sum receivable by such Lender under this Agreement in respect of making or maintaining all or any portion of such Lender's Pro Rata Share of the Loans as Libor Loans, in either case, from time to time by reason of:

         (i) any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender, under or pursuant to any law, treaty, rule, regulation (including, without limitation, any Regulations of the Board of Governors of the Federal Reserve System) or requirement in effect on or after the date hereof, any interpretation thereof by any governmental authority charged with administration thereof or by any central bank or other fiscal or monetary authority or other authority, or any requirement imposed by any central bank or such other authority whether or not having the force of law; or

         (ii) any change in (including the introduction of any new) applicable law, treaty, rule, regulation or requirement or in the interpretation thereof by any official authority, or the imposition of any requirement of any central bank, whether or not having the force of law, which shall subject such Lender to any tax (other than taxes on net income imposed on such Lender), levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever or change the taxation of such Lender with respect to making or maintaining all or any portion of its Pro Rata Share of the Loans as Libor Loans and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income of such Lender); provided, that with respect to any withholding the foregoing shall not apply to any withholding tax described in sections 1441, 1442 or 3406 of the Code, or any succeeding provision of any legislation that amends, supplements or replaces any such section, or to any tax, levy, impost, duty, charge, fee, deduction or withholding that results from any noncompliance by a Lender with any federal, state or foreign law or from any failure by a Lender to file or furnish any report, return, statement or form the filing or furnishing of which would not have an adverse effect on such Lender and would eliminate such tax, impost, duty, deduction or withholding;

In any such event, such Lender shall promptly notify the Agent thereof, and of the reasons therefor, and the Agent shall promptly notify the Borrower thereof in writing stating the reasons provided to the Agent by such Lender therefor and the additional amounts required to fully compensate such Lender for such increased or new cost or reduced amount as reasonably determined by such Lender. Such additional amounts shall be payable on each date on which interest is to be paid hereunder or, if there is no outstanding principal amount under any of the Notes, within 10 Business Days after the Borrower's receipt of said notice. Such Lender's certificate as to any such increased or new cost or reduced amount (including calculations, in reasonable detail, showing how such Lender computed such cost or reduction) shall be submitted by the Agent to the Borrower and shall, in the absence of manifest error, be conclusive. In determining any such amount, the Lender(s) may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary set forth above or Section 2.2.3, the Borrower shall not be obligated to pay any amounts pursuant to this Section
2.9.4 or Section 2.2.3 as a result of any requirement or change referenced above with respect to any period prior to the one hundred and eightieth (180th) day prior to the date on which the Borrower is first notified thereof (other than any amounts which relate to any such requirement or change which is adopted with retroactive effect in which case the Borrower shall be obligated to pay all such amounts accrued from the date as of which such requirement or change is retroactively effective) unless the failure to give such notice within such one hundred and eighty (180) day period resulted from reasonable circumstances beyond such Lender's reasonable control.

     Section 2.9.5. Libor Funding Losses. In the event any of the Lenders shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain all or any portion of the Loans as Libor Loans) as a result of:

         (i) payment or prepayment by the Borrower of all or any portion of any Libor Loan on a date other than the Interest Adjustment Date for such Libor Loan, for any reason; provided, however that this clause shall not be deemed to grant the Borrower any right to convert a Libor Loan to a Prime Rate Loan prior to the end of any Interest Period or to imply such right;

         (ii) conversion of all or any portion of any Libor Loan on a day other than the last day of an Interest Period applicable to such Loan to a Prime Rate Loan for any reason including, without limitation, acceleration of the Loans upon or after an Event of Default, any Interest Rate Election or any other cause whether voluntary or involuntary and whether or not referred to or described in this
        Agreement, other than any such conversion resulting solely from application of Sections 2.9.2 or 2.9.3 by any Lender; or

         (iii) any failure by the Borrower to borrow the Loans as Libor Loans on the date specified in any Interest Rate Election selecting the Libor Rate, other than any such failure resulting solely from application of Sections 2.9.2 or 2.9.3 by any Lender;

such Lender shall promptly notify the Agent thereof, and of the reasons therefor. Upon the request of the Agent, the Borrower shall pay directly to the Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender, which shall be correct in the absence of manifest error) reimburse such Lender for such loss or expense. Each Lender shall furnish to the Borrower, upon written request from the Borrower received by the Agent, a written statement setting forth the computation of any such amounts payable to such Lender under this Section 2.9.5.

     Section 2.9.6. Banking Practices. Each Lender agrees that upon the occurrence of any of the events described in Sections 2.2.3 and/or 2.9.2, 2.9.4 or 2.9.5, such Lender will exercise all reasonable efforts to take such reasonable actions at no expense to such Lender (other than reasonable expenses which are covered by the Borrower's advance deposit of funds with such Lender for such purpose, or if such Lender agrees, which the Borrower has agreed to pay or reimburse to such Lender in full upon demand), in accordance with such Lender's usual banking practices in such situations and subject to any statutory or regulatory requirements applicable to such Lender, as such Lender may take without the consent or participation of any other Person to, in the case of an event described in Sections 2.2.3 and/or 2.9.4 or 2.9.5, mitigate the cost of such events to the Borrower and, in the case of an event described in Sections 2.9.2(i), (ii) or (iii), to seek Dollar deposits in any other interbank Libor market in which such Lender regularly participates and in which the applicable determination(s) described in Sections 2.9.2(i), (ii) or (iii), as the case may be, does not apply.

     Section 2.9.7. Borrower's Options on Unavailability or Increased Cost of Libor Loans. In the event of any conversion of all or any portion of any Lender's Pro Rata Share of any Libor Loans to a Prime Rate Loan for reasons beyond the Borrower's control or in the event that any Lender's Pro Rata Share of all or any portion of the Libor Loans becomes subject, under Sections 2.2.3,
2.9.4 or 2.9.5, to additional costs, the Borrower shall have the option, subject to the other terms and conditions of this Agreement, to convert such Lender's Pro Rata Share to a Prime Rate Loan by making Interest Rate Elections for Interest Periods which (i) end on the Interest Adjustment Date for such Libor Loan or (ii) end on Business Days occurring prior to such Interest Adjustment Date, in which case, at the end of the last of such Interest Periods any such Libor Rate Loan shall automatically convert to a Prime Rate Loan and the Borrower shall have no further right to make an Interest Rate Election with respect to such Prime Rate Loan other than an Interest Rate Election which is effective on the Interest Adjustment Date for such Libor Loan. The Borrower's options set forth in this Section 2.9.7 may be exercised, if and only if the Borrower pays, concurrently with delivery to the Agent of each such Interest Rate Election and thereafter in accordance with Sections 2.9.4, 2.9.5 and 2.9.6 all amounts provided for therein to the Agent in accordance with this Agreement.

     If the Borrower shall, as a result of the requirements of Section 2.9.4 above, be required to pay any Lender the additional costs referred to therein, but not be required to pay such additional costs to the other Lender or Lenders and the Borrower, in its sole discretion, shall deem such additional amounts to be material or in the event that Libor Loans from a Lender are unavailable to the Borrower as a result solely of the provisions of Sections 2.9.2, 2.9.3 or 2.9.4, but are available from the other Lender or Lenders, the Borrower shall have the right to substitute another bank satisfactory to the Agent for such Lender which is entitled to such additional costs or which is relieved from making Libor Loans and the Agent shall use reasonable efforts (with all reasonable costs of such efforts by the Agent to be borne by the Borrower) to assist the Borrower to locate such substitute bank. Any such substitution shall take place in accordance with Section 9.11 and otherwise be on terms and conditions reasonably satisfactory to the Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs and comply with the above-referenced Sections. Upon any such substitution, the Borrower shall pay or cause to be paid to the Lender that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Lender and such Lender will be released from liability hereunder.

     Section 2.9.8. Assumptions Concerning Funding of Libor Loans. The calculation of all amounts payable to the Lenders under this Section 2.9 shall be made as though each Lender actually funded its relevant Libor Loans through the purchase of a deposit in the London interbank market bearing interest at the Libor Rate in an amount equal to that Libor Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, that each Lender may fund each of its Libor Loans in any manner it sees fit and the foregoing assumption shall be utilized solely for the calculation of amounts payable under this Section 2.9.

                                   ARTICLE 3.
                              CONDITIONS OF LENDING

     Section 3.1. Conditions Precedent to the Commitment and to all Loans.

     Section 3.1.1. The Commitment and Initial Loans. The Commitment and the obligation of the Lenders to make the initial Advances of the Loans are subject to performance by the Borrower of all of its obligations under this Agreement and to the satisfaction of the conditions precedent that all legal matters incident to the transactions contemplated hereby or incidental to the Loans shall be reasonably satisfactory to counsel for the Agent and that the Lenders shall have received on or before the Closing Date all of the following, each dated the Closing Date or another date acceptable to the Lenders and each to be in form and substance reasonably satisfactory to the Agent and the Lenders or if any of the following is not a deliverable, the satisfaction of such condition in form and substance reasonably satisfactory to the Agent:

     Section 3.1.1.1. The Financing Documents, including, without limitation, those hereinafter set forth and the Borrower's and any Subsidiary's certificate of incorporation or other organizational documents.

     Section 3.1.1.2. Certificate of the secretary or assistant secretary of the Borrower and each Subsidiary certifying as to the resolutions of the shareholders or board of directors of the Borrower and each Subsidiary authorizing and approving each of the Financing Documents to which the Borrower and each Subsidiary is a party and other matters contemplated hereby and certifying as to the names and signatures of the Authorized Representative(s) of the Borrower and each Subsidiary authorized to sign each Financing Document to be executed and delivered by or on behalf of the Borrower and each Subsidiary. The Agent and the Lenders may conclusively rely on each such certificate until the Agent shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the Authorized Representative(s) named in such further certificate.

     Section 3.1.1.3. Favorable opinions of Wilson, Sonsini, Goodrich & Rosati, counsel for the Borrower, in form and substance reasonably satisfactory to the Agent.

     Section 3.1.1.4. An Officer's Certificate stating that:

     Section 3.1.1.4.1.  The representations and warranties contained in Section
4.1 and contained in any of the other Financing Documents are correct in all material respects (provided that any representation or warranty which contains a materiality qualification shall be correct in all respects)on and as of the Closing Date as though made on and as of such date; and

     Section 3.1.1.4.2. No Default or Event of Default has occurred and is continuing, or would result from the making of the Loans.

     Section 3.1.1.5. Certificates of good standing or legal existence of the secretaries of state of the states of organization and covering the Borrower and any Subsidiaries dated reasonably near the Closing Date.

     Section 3.1.1.6. Evidence that (i) the ownership interests in the Borrower are as set forth in Exhibit 1.1.

     Section 3.1.1.7. A Request and Interest Rate Election if an Advance is sought on the Closing Date.

     Section 3.1.1.8. All documents, instruments and agreements necessary to terminate, cancel and discharge the documents, instruments and agreements evidencing or securing any and all existing Indebtedness of the Borrower and any Subsidiary and Liens securing such Indebtedness other than those listed in
Exhibit 3.1.1.8.

     Section 3.1.1.9. Payment to the Agent and the Lenders of the fees specified in this Agreement and/or in the Side Letter as being payable on the Closing Date and all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the transactions contemplated hereby, including, but not limited to, reasonable outside legal expenses have been paid in full.

     Section 3.1.1.10. An Officer's Certificate in the form of Exhibit 3.1.1.10, duly completed and reflecting, inter alia, compliance by the Borrower as of the opening of business on the first Business Day after the Closing Date but based on the Borrower's financial information as of the last day of the Borrower's most recent fiscal quarter, adjusted to give effect to the Loans made on the Closing Date, with the financial covenants provided for herein.

     Section 3.1.1.11. Such other information about the Borrower and/or its Business Condition as the Lenders may reasonably request.

     Section 3.1.1.12. True copies of, and/or true copies of any revisions to, the financial statements and other information provided pursuant to Section
4.1.5 and certification by the Borrower of the Projections.

     Section 3.1.1.14. Evidence that any necessary material third party consents have been obtained.

     Section 3.1.1.15. The financial statements described in Section 4.1.5. Such financial statements shall be accompanied by an Officer's Certificate of the chief financial officer of the Borrower to the effect that (i) the representations of the Borrower set forth in Section 4.1.14 are accurate as of the Closing Date and (ii) that no Material Adverse Effect has occurred since the date of the Borrower's most recent audited financial statements delivered to the Lenders except as set forth or reflected in the financial statements described in Section 4.1.5 or otherwise disclosed in writing and acceptable to the Agent.

     Section 3.1.1.16. That there has been no enactment of any law by any governmental authority having jurisdiction over the Agent or any Lender which would make it unlawful in any respect for such Lender to make the Loans and no Material Adverse Effect has occurred.

     Section 3.1.2. The Commitment and the Loans. The Commitment and the obligation of each Lender to make its Pro Rata Share of any Advance or Loan are subject to performance by the Borrower of all its obligations under this Agreement and to the satisfaction of the following further conditions precedent:

     (a) The fact that, immediately prior to and upon the making of each Loan, no Event of Default or Default shall have occurred and be continuing;

     (b) The fact that the representations and warranties of the Borrower contained in Article 4, infra and in each of the other Financing Documents, are true and correct in all material respects on and as of the date of each Advance or Loan except as altered hereafter by actions consented to or not prohibited hereunder. The Borrower's delivery of the Notes to the Lenders and of each Request to the Agent shall be deemed to be a representation and warranty by the Borrower as of the date of such Advance or Loan as to the facts specified in Sections 3.1.2(a) and (b);

     (c) Receipt by Agent on or prior to the Business Day specified in the definition of Interest Rate Election of a written Request stating the amount requested for the Loan or Advance in question and an Interest Rate Election for such Loan or Advance, all signed by a duly authorized officer of the Borrower on behalf of the Borrower;

     (d) That there exists no law or regulation by any governmental authority having jurisdiction over the Agent or any of the Lenders which would make it unlawful in any respect for such Lender to make its Pro Rata Share of the Loan or Advance, including, without limitation, Regulations U, T, G and X of the Board of Governors of the Federal Reserve System and no Material Adverse Effect has occurred.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Agent and the Lenders that, after giving effect to the Loans and the application of the proceeds thereof (which representations and warranties shall survive the making of the Loans) as follows:

     Section 4.1.1. Organization and Existence. The Borrower and any Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and is duly qualified to do business in all jurisdictions in which such qualification is required, except where failure to so qualify would not have a Material Adverse Effect, and has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under the Financing Documents.

     Section 4.1.2. Authorization and Absence of Defaults. Except as described on Exhibit 4.1.2, the execution, delivery to the Agent and/or the Lenders and performance by the Borrower and any Subsidiary of the Financing Documents have been duly authorized by all necessary corporate and governmental action and do not and will not (i) require any consent or approval of the shareholders or board of directors of the Borrower or any Subsidiary which has not been obtained, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the board of governors of the federal reserve system), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower and/or any Subsidiary and/or the articles of organization or by-laws, as applicable, of the Borrower and/or any Subsidiary, (iii) result in a material breach of or constitute a material default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower and/or any Subsidiary is or are a party or parties or by which it or they or its or their properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any Lien on any of the Borrower's and/or any Subsidiary's respective properties or revenues other than Liens granted to the Agent by any of the Financing Documents securing the Obligations. The Borrower and any Subsidiary are in compliance with any such applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, other agreement, lease or instrument, except where the failure to be in compliance would not be reasonably expected to have a Material Adverse Effect.

     Section 4.1.3. Acquisition of Consents. Except as noted on
Exhibit 4.1.3, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those which have been obtained, is or will be necessary to the valid execution and delivery to the Agent and/or the Lenders or performance by the Borrower or any Subsidiary of any Financing Documents and each of the foregoing which has been obtained is in full force and effect.

     Section 4.1.4. Validity and Enforceability. Each of the Financing Documents when delivered hereunder will constitute the legal, valid and binding obligations of each of the Borrower and any Subsidiary which is or are a party thereto enforceable against the Borrower, and any Subsidiary which is or are a party thereto in accordance with their respective terms except as the enforceability thereof may be limited by the effect of general principles of equity and bankruptcy and similar laws affecting the rights and remedies of creditors generally.

     Section 4.1.5. Financial Information. The following information with respect to the Borrower has heretofore been furnished to the Agent:

     Section 4.1.5.1. Audited annual financial statements of the Borrower for the periods ended December 31, 1995 and December 31, 1996; and

     Section 4.1.5.2. The Projections.

     Section 4.1.5.3. The pro forma financial statements of the Borrower as of the Closing Date provided pursuant to Section 3.1.1.12.

     Each of the financial statements referred to above in Section 4.1.5.1 was prepared in accordance with GAAP (subject, in the case of interim statements, to the absence of footnotes and normal year-end adjustments) applied on a consistent basis, except as stated therein. To the best of the Borrower's knowledge, each of the financial statements referred to above in Sections
4.1.5.1 and 4.1.5.3 fairly presents the financial condition or pro forma financial condition, as the case may be, of the Person being reported on at such dates and is complete and correct in all material respects and no Material Adverse Effect has occurred since the date thereof (it being recognized by the Agent and the Lenders that the Projections are not to be viewed as facts and that actual results during the period or periods covered by any Projections may differ from the projected or forecasted results).

     Section 4.1.6. No Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower and/or any Subsidiary or any of their properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to the Borrower and/or any Subsidiary would draw into question the legal existence of the Borrower and/or any such Subsidiary and/or the validity, authorization and/or enforceability of any of the Financing Documents and/or any provision thereof and/or would be reasonably expected to have a Material Adverse Effect except those matters, if any, described on Exhibit 4.1.6 none of which, in Borrower's good faith opinion, will (i) have such Material Adverse Effect or
(ii) draw into question (a) the legal existence of the Borrower and/or any such Subsidiary or (b) the validity, authorization and/or enforceability of any of the Financing Documents and/or any provision thereof.

     Section 4.1.7. Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR Part 221), does not own and has no present intention of acquiring any such margin stock or a "margin security" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR, Part 207). None of the proceeds of the Loans will be used directly or indirectly by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any such margin security or margin stock or for any other purpose which might constitute the transaction contemplated hereby a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities and Exchange Act of 1934, as amended, or any rules or regulations promulgated under either said statute.

     Section 4.1.8. [Intentionally omitted.].

     Section 4.1.9. Taxes. The Borrower and each Subsidiary has filed all tax returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except for those taxes, if any, which are being contested in good faith and by appropriate proceedings, and for which proper reserve or other provision has been made in accordance with

GAAP and except where any failure to file or pay would not be reasonably expected to have a Material Adverse Effect on the Borrower or any Subsidiary.

     Section 4.1.10. ERISA. Neither Borrower nor any Commonly Controlled Entity maintain, contributes to, or is required to make or accrue a contribution or has within any of the six preceding years maintained, contributed to or been required to make or accrue a contribution to any Plan subject to regulation under Title IV of ERISA, any Plan that is subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, or any Multiemployer Plan.

     Section 4.1.11. Ownership of Properties.

     Section 4.1.11.1. Except for Permitted Encumbrances, Borrower and any Subsidiary has good title to all of its properties and assets free and clear of all restrictions and Liens of any kind other than those which could not be reasonably expected to have a Material Adverse Effect or a material adverse effect on the validity, authorization and/or enforceability of the Financing Documents and/or any provision thereof.

     Section 4.1.11.2. Borrower and each Subsidiary enjoys quiet possession under all material leases of real property to which it is a party as a lessee, and all of such leases are valid, subsisting and, to Borrower's knowledge, in full force and effect.

     Section 4.1.11.3. Except as set forth in Exhibit 4.1.11, all of the material properties used in the conduct of the Borrower's and each Subsidiary's business (i) are in good repair, working order and condition (reasonable wear and tear excepted) and reasonably suitable for use in the operation of Borrower's, and each Subsidiary's business; and (ii) to Borrower's knowledge are currently operated and maintained, in all material respects, in accordance with the requirements of applicable governmental authorities.

     Section 4.1.12. Accuracy of Representations and Warranties. The Borrower's representations or warranties set forth in this Agreement or in any document or certificate furnished pursuant to this Agreement or in connection with the transactions contemplated hereby taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement of fact contained herein or therein, in light of the circumstances under which it was made, not misleading.

     Section 4.1.13. No Investment Company. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, which is required to register thereunder.

     Section 4.1.14. Solvency, etc. After giving effect to the consummation of each Loan outstanding and to be made under this Agreement as of the date hereof and as of the date of each Advance, the Borrower (a) will be able to pay its debts as they become due, (b) will have funds and capital or access to funds and capital, sufficient to carry on its business and all businesses in which it is about to engage, and (c) will own property in the aggregate having a value both at fair valuation and at fair saleable value in the ordinary course of the Borrower's business greater than the amount required to pay its Indebtedness and any other indebtedness of the Borrower, including for this purpose unliquidated and disputed claims. The Borrower will not be rendered insolvent by the execution and delivery of this Agreement and the consummation of any transactions contemplated herein.

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

     Section 4.1.15. Approvals. Except as set forth in Exhibit
4.1.3, all approvals required from all Persons including without limitation all governmental authorities with respect to the Financing Documents have been obtained.

     Section 4.1.16. [Intentionally omitted.].

     Section 4.1.17. Compliance with Laws, etc. Borrower and its Subsidiaries have all permits, governmental licenses, registrations and approvals, material to carrying out of Borrower's and each of the Subsidiaries' businesses as presently conducted and as required by law or the rules and regulations of any federal, foreign governmental, state, county or local association, corporation or governmental agency, body, instrumentality or commission having jurisdiction over the Borrower or any of the Subsidiaries as to which the failure to obtain same could reasonably be expected to have a Material Adverse Effect. All Borrower's existing authorizations, licenses and permits are in full force and effect, are duly issued in the name of, or validly assigned to the Borrower and the Borrower has full power and authority to operate thereunder. There is no material violation or material failure of compliance or, to Borrower's knowledge, allegation of such violation or failure of compliance on the part of the Borrower with any such permits, licenses, registrations, approvals, rules or regulations and there is no action, proceeding or investigation pending or to the knowledge of the Borrower threatened nor has the Borrower received any notice of such which might result in the termination or suspension of any such permit, license, registration or approval which in any case could have a Material Adverse Effect.

     Section 4.1.18. Principal Place of Business; Books and Records. The Borrower's chief executive offices are located at Borrower's addresses set forth in Section 9.6.

     Section 4.1.19. Subsidiaries. As of the date of this Agreement, the Borrower has only the Subsidiaries identified on Exhibit 1.1.

     Section 4.1.20. [Intentionally omitted.].

     Section 4.1.21. Environmental Compliance. The Borrower has taken all necessary steps to investigate the past and present condition and usage of any real property owned, occupied, leased, subleased or used at any time by the Borrower or any of its Subsidiaries (the "Real Estate") and the operations conducted thereon and, based upon such diligent investigation, has determined that:

     (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a Material Adverse Effect;

     (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C.
ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of the Hazardous Substances;

     (c) except as set forth on Exhibit 4.1.21 attached hereto; (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a Material Adverse Effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a Material Adverse Effect on the value of, the Real Estate; and
(v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carrier having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

     (d) none of the Borrower and its Subsidiaries, or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

     Section 4.1.22. Material Agreements, etc. Exhibit 4.1.22 attached hereto accurately and completely lists all material agreements to which the Borrower or any of the Subsidiaries are a party including without limitation all software licenses, and all material construction, engineering, consulting, employment, management, operating and related agreements, if any, which are presently in effect. All of the material agreements to which Borrower or any Subsidiary is a party, are legally valid, binding, and, to Borrower's knowledge, in full force and effect and neither the Borrower, any of the Subsidiaries nor, to Borrower's knowledge, any other parties thereto are in material default thereunder.

     Section 4.1.23. Patents, Trademarks and Other Property Rights. The Borrower and any Subsidiaries own, possess, or have licenses or the right to use or could obtain ownership, possession, license or the right to use without having a
Material Adverse Effect on Borrower's Business Condition all the patents, trademarks, service marks, trade names, copyrights and non-governmental licenses, and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted, without, to the Borrower's knowledge any conflict with the rights of others with respect thereto.

                                   ARTICLE 5.
                            COVENANTS OF THE BORROWER

     Section 5.1. Affirmative Covenants of the Borrower Other than Reporting Requirements. From the date hereof and thereafter for so long as there is Indebtedness of the Borrower to any Lender and/or the Agent under any of the Financing Documents or any part of the Commitment is in effect, the Borrower will, with respect to itself and, unless noted otherwise below, with respect to each of its Subsidiaries, ensure that each Subsidiary will, unless the Majority Lenders shall otherwise consent in writing:

     Section 5.1.1. Payment of Taxes, etc. Pay and discharge all material taxes and assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for the same which, if unpaid, might become a Lien upon any of its properties, provided that (unless and until foreclosure, restraint, sale or any similar proceeding is pending and is not stayed, discharged or bonded within 30 days after commencement) the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and for which proper reserve or other provision has been made in accordance with GAAP.

     Section  5.1.2.  Insurance.  The Borrower  will, and will cause each of its
Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

     Section 5.1.3. Preservation of Existence, etc. Except as permitted under Sections 5.2.3 or 5.2.4, preserve and maintain in full force and effect its legal existence, and all material rights, franchises and privileges in the jurisdiction of its organization, preserve and maintain all material licenses, governmental approvals, trademarks, patents, trade secrets, copyrights and trade names owned or possessed by it and which are necessary or, in the reasonable business judgment of the Borrower, desirable in view of its business and operations or the ownership of its properties and qualify or remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or, in its reasonable business judgment, desirable in view of its business and operations and ownership of its properties, except where the failure to so maintain or qualify would not be reasonably expected to have a Material Adverse Effect.

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

     Section 5.1.4. Compliance with Laws, etc. Comply with the requirements of all present and future applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over it and/or its business including, without limitation, regulations of the United States Copyright Office and the Copyright Royalty Tribunal, except where the failure to comply would not be reasonably expected to have a Material Adverse Effect.

     Section 5.1.5. Visitation Rights. Permit, during normal business hours and upon the giving of reasonable notice, the Agent, the Lenders and any agents or representatives thereof, to examine and make copies of (at Borrower's cost and expense) and abstracts from the records and books of account of, and visit the properties of the Borrower and any Subsidiary to discuss the affairs, finances and accounts of the Borrower or any Subsidiary with any of their partners, officers or management level employees and/or any independent certified public accountant of the Borrower and/or any Subsidiary.

     Section 5.1.6. Keeping of Records and Books of Account. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP and with applicable requirements of any governmental authority having jurisdiction over the Borrower and/or any Subsidiary in question, reflecting all financial transactions.

     Section 5.1.7. Maintenance of Properties, etc. Maintain and preserve all of its properties necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted except where the failure to do so would not be reasonably expected to have a Material Adverse Effect.

     Section 5.1.8. Post-Closing Items. Complete in a timely fashion all actions required in the Post-Closing Letter.

     Section 5.1.9. Other Documents, etc. Except as otherwise required by this Agreement, pay, perform and fulfill in all material respects all of its obligations and covenants under each document, instrument or agreement to which it is a party; provided that so long as the Borrower or any Subsidiary is contesting any claimed default by it or them under any of the foregoing by proper proceedings conducted in good faith and for which any proper reserve or other provision in accordance with and to the extent required by GAAP has been made, such default shall not be deemed a violation of this covenant.

     Section 5.1.10. Minimum Fixed Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of not less than 3.0:1.0 for the period from the Closing Date until the second anniversary thereof, such ratio to be measured (i) at each Borrower fiscal quarter end on or prior to September 30, 1998 for the period commencing as of the Closing Date and ending on such fiscal quarter end and (ii) at each Borrower fiscal quarter end thereafter for the rolling four Borrower fiscal quarter period consisting of the Borrower fiscal quarter then ending and the three immediately preceding Borrower fiscal quarters and after the second anniversary of the Closing Date, maintain a Fixed Charge Coverage Ratio of not less than 2.0:1.0, such ratio to be measured at each Borrower fiscal quarter end thereafter for the rolling four Borrower fiscal quarter period consisting of the Borrower fiscal quarter then ending and the three immediately preceding Borrower fiscal quarters.

     Section  5.1.11.  Minimum  Consolidated  Tangible  Net  Worth.  Maintain  a
Consolidated  Tangible  Net  Worth in an  amount  not  less  than the sum of (i)


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

$110,000,000 plus (ii) seventy five percent (75%) of Net Income for the period beginning as of the Closing Date without any reduction for losses plus (iii) one hundred percent (100%) of the gross proceeds of (y) any offering or sale of a security, note or other instrument of the Borrower or any Subsidiaries after the Closing Date, or (z) the conversion of any debt instrument of the Borrower or any Subsidiaries into an equity security of the Borrower or any Subsidiaries after the Closing Date less (iv) nonrecurring, extraordinary charges against Net Income incurred in connection with acquisitions effected by Borrower or by its Subsidiaries, so long as such nonrecurring, extraordinary charges against Net Income are taken not later than ninety (90) days following such acquisition, which such charges against Net Income may not exceed in the aggregate $50,000,000, to be measured at each Borrower fiscal quarter end on a cumulative basis from the Closing Date.

     Section 5.1.12. Maximum Ratio of Total Indebtedness for Borrowed Money to EBITDA. Maintain at the end of each fiscal quarter of the Borrower in each period set forth below a ratio of (i) total Indebtedness for Borrowed Money of the Borrower and its Subsidiaries on a consolidated basis as of the last day of such fiscal quarter to (ii) EBITDA for the rolling four Borrower fiscal quarter period consisting of such fiscal quarter and the three immediately preceding Borrower fiscal quarters of not greater than 2.75:1.0.

     Section 5.1.13. Minimum Quick Ratio. Maintain at the end of each fiscal quarter of the Borrower a ratio of (i) the sum of (w) cash on hand or on deposit in any bank or trust company which has not suspended business, (x) Cash Equivalent Investments (without duplication with (w)) and (y) net outstanding amount of accounts receivable to (ii) (x) Current Liabilities plus the outstanding amount of the Revolving Credit Loan of not less than 1.20:1.00. Each item described in clauses (i) and (ii) of this Section 5.1.13 shall be calculated as of the last day of the Borrower fiscal quarter and include only the item(s) in question of the Borrower and its Subsidiaries on a consolidated basis.

     Section 5.1.14. Officer's Certificates and Requests Provide each Officer's Certificate required under this Agreement and each Request so that the statements contained therein are accurate and complete in all material respects.

     Section 5.1.15. Depository. Use the Agent as a depository of Borrower's funds.

     Section 5.1.16. Additional Assurances. From time to time hereafter, execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Agent shall reasonably request for the purpose of implementing or effectuating the provisions of the Financing Documents, and upon the exercise by the Agent of any power, right, privilege or remedy pursuant to the Financing Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that the Agent may be so required to obtain.

     Section 5.1.17. Environmental Compliance. The Borrower will not, and will not permit any of its Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances except in compliance with law, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate except in compliance with law, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release

(i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate except in compliance with law or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate into violation of any Environmental Law except if such violation cannot reasonably be expected to have a Material Adverse Effect.

     Section 5.1.18. Remediation. Immediately contain and remove any Hazardous Material found on the Premises in compliance with applicable laws and at the Borrower's expense, subject however, to the right of the Agent, at the Agent's option but at the Borrower's expense, to have an environmental engineer or other representative review the work being done.

     Section 5.1.19. Site Assessments. Promptly upon the request of the Agent, based upon the Agent's reasonable belief that a material Hazardous Waste or other environmental problem exists with respect to any Premises, provide the Agent with a Phase I environmental site assessment report and, if Agent finds a reasonable basis for further assessment in such Phase I assessment, a Phase II environmental site assessment report, or an update of any existing report, all in scope, form and content and performed by such company as may be reasonably satisfactory to the Agent.

     Section 5.1.20. Indemnity. Indemnify, defend, and hold the Agent and the Lenders harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation reasonable attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against the Borrower, any Subsidiary, the Lenders and/or the Agent arising out of the transactions contemplated by this Agreement, or any of the Premises. The provisions of this Section shall continue in effect and shall survive (among other events), until the applicable statute of limitations has expired, any termination of this Agreement, foreclosure, a deed in lieu transaction, payment and satisfaction of the Obligations of Borrower, and release of any collateral for the Loans.

     Section 5.2. Negative Covenants of the Borrower. From the date hereof and thereafter for so long as there is Indebtedness of the Borrower to any Lender and/or the Agent under any of the Financing Documents or any part of the Commitment is in effect, the Borrower will not, with respect to itself and, unless noted otherwise below, with respect to each of the Subsidiaries, will ensure that each such Subsidiary will not, without the prior written consent of the Majority Lenders:

     Section 5.2.1. Liens, etc. Create, incur, assume or suffer to exist any Lien of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign as collateral or otherwise convey as collateral, any right to receive income, except that the foregoing restrictions shall not apply to any Liens:

     Section 5.2.1.1. For taxes, assessments or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty or interest, or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or if commenced not stayed, bonded or discharged within 30 days after commencement) are being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with and to the extent required by GAAP;

     Section 5.2.1.2. Imposed by law, such as landlords', carriers', warehousemen's and mechanics' liens, bankers' set off rights and other similar Liens arising in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with and to the extent required by GAAP;

     Section 5.2.1.3. Arising in the ordinary course of business out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

     Section 5.2.1.4. Arising from or upon any judgment or award, provided that such judgment or award is being contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed;

     Section 5.2.1.5. Those set forth on Exhibit 1.8;

     Section 5.2.1.6. Those which may hereafter be granted to the Agent for the benefit of the Lenders as collateral for the Loans and/or Borrower's other Obligations arising in connection with or under any of the Financing Documents;

     Section 5.2.1.7. Deposits to secure the performance of bids, trade contracts (other than for Borrowed Money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of the Borrower's or any Subsidiary's business;

     Section 5.2.1.8. Easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business by any Borrower or any Subsidiary;

     Section  5.2.1.9.  Liens  securing  Indebtedness  permitted  to exist under
Section 5.2.7.3; provided that the Lien securing any such Indebtedness is limited to the item of property purchased or leased in each case together with accessions, attachments, additions and improvements thereto and replacements and proceeds thereof;

     Section 5.2.1.10. UCC-1 financing statements filed solely for notice or precautionary purposes by lessors under operating leases which do not secure Indebtedness and which are limited to the items of equipment leased pursuant to the lease in question;

     Section  5.2.1.11.  Liens in favor  of the  Borrower  on all or part of the
assets  of  Subsidiaries  of  the  Borrower  securing   Indebtedness   owing  by
Subsidiaries of the Borrower to the Borrower;

     Section 5.2.1.12. Liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 6.1.4;

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

     Section 5.2.1.13. leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license;

     Section 5.2.1.14. Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by Borrower or a Subsidiary (including liens on assets of any corporation that existed at the time it became or becomes a Subsidiary);

     Section 5.2.1.15. Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     Section 5.2.1.16. Liens that are not prior to the Lien of the Agent or Lenders which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; and

     Section 5.2.1.17. Liens on insurance proceeds in favor of insurance companies solely to secure the payment of financed premiums; provided that the foregoing shall not apply to (i) customary provisions in license or similar agreements that restrict the ability of the Borrower or its Subsidiaries to assign, transfer, license or sublicense any intellectual property subject to such license or agreement, (ii) negative pledge provisions in operating leases, capital leases or other equipment finance agreements; provided such negative pledge agreements restrict only Liens on the equipment subject to such lease or agreement together with any accessions, additions, replacements or proceeds of such equipment, (iii) negative pledge agreements that require that any Person is entitled to the benefit, on a pari passu basis, of any Lien grated to the Banks as security for the Obligations so long as the Indebtedness benefiting from such provision does not exceed $2,500,000 outstanding at any time and is not Subordinated Debt, and (iv) restrictions contained in contracts or instruments governing Subordinated Debt..

     Section 5.2.2. Assumptions, Guaranties, etc. of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation or Indebtedness of any other Person ("Guaranties"), except:

     Section 5.2.2.1. Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     Section 5.2.2.2. Guaranties constituting Indebtedness permitted by Section 5.2.7; and

     Section 5.2.2.3. Guaranties set forth on Exhibit 5.2.2.

     Section 5.2.2.4. Guaranties by any Subsidiary of Indebtedness of other Subsidiaries or the Borrower otherwise permitted by this Agreement and Guaranties by the Borrower of Indebtedness of any Subsidiary otherwise permitted by this Agreement.

     Section 5.2.3. Acquisitions, Dissolution, etc. Acquire, in one or a series of transactions, all or any substantial portion of the assets or ownership


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interests  in  another  Person,  or  dissolve,  liquidate,  wind  up,  merge  or consolidate or combine with another Person; provided, however, that Borrower shall be permitted to acquire all or any portion of the assets of or ownership interests in another Person (by merger, consolidation or otherwise so long as the Borrower survives) having aggregate (for all such acquisitions since the Closing Date) consideration not to exceed an amount equal to the lesser of (i) twenty percent (20%) of Consolidated Tangible Net Worth immediately prior to the proposed effective date of such acquisition or (ii) $50,000,000. Prior to the consummation of any such permitted transaction, Borrower shall submit to the Agent a pro-forma Compliance Certificate on a consolidated basis (including the to-be-acquired assets and any assumed liabilities or if ownership interests are acquired, the to-be-acquired Person if such Person is to be a Subsidiary and if not, the to-be-acquired ownership interests, all measured as set forth below in this Section 5.2.3), which such pro-forma Compliance Certificate shall indicate that no Default or Event of Default exists or would exist following consummation of the permitted transaction and that the Borrower would be in compliance with (on a consolidated basis including the to-be-acquired assets and any assumed liabilities or if ownership interests are acquired, the to-be-acquired Person if such Person is to be a Subsidiary and if not, the to-be-acquired ownership interests), Sections 5.1.10, 5.1.11, 5.1.12 and 5.1.13 following consummation of the permitted transaction, including the to-be-acquired assets, Person or ownership interests and the operating results thereof on the same basis and for
the  same  periods  as  the  Borrower  is  measured  for  each  such   covenant,
respectively.

     Section 5.2.4. Disposition of Assets. Effect any disposition of material assets, other than (i) the disposition of assets in the ordinary course of business, consistent with past practices and (ii) subject to Section 5.2.8, the disposition of assets not to exceed 15% of Consolidated Tangible Net Worth in the aggregate over the period commencing on the Closing Date and ending on August 31, 2000, the value of which assets shall be based upon the aggregate book value of all such assets determined as of the date of the sale thereof and prior to such disposition.

     Section 5.2.5. Change in Nature of Business. Engage as a material portion of the Borrower's business in a business materially different from existing business of the Borrower.

     Section 5.2.6. Sale and Leaseback. Enter into any arrangements, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred, other than the sale and leaseback of assets not to exceed, subject to Section 5.2.8, 10% of Borrower's Consolidated Tangible Net Worth in the aggregate during the period commencing on the Closing Date and ending on August 31, 2000, the value of which assets shall be based upon the aggregate book value of all such assets determined as of the date of the sale and leaseback thereof.

     Section 5.2.7. Indebtedness. Incur, create, become or be liable directly or indirectly in any manner with respect to or permit to exist any Indebtedness except:

     Section 5.2.7.1. Indebtedness under the Financing Documents;

     Section 5.2.7.2. Indebtedness with respect to trade payable obligations and other normal accruals and customer deposits in the ordinary course of business not yet due and payable in accordance with customary trade terms or with respect to which the Borrower or any Subsidiary is contesting in good faith the amount


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or validity thereof by appropriate  proceedings and then only to the extent such person has set aside on its books adequate reserves therefor in accordance with and to the extent required by GAAP;

     Section 5.2.7.3. Indebtedness with respect to Capitalized Lease Obligations and purchase money Indebtedness with respect to real or personal property in an aggregate amount outstanding at any time not to exceed , subject to Section
5.2.8 ten percent (10%) of Consolidated Tangible Net Worth; provided that the amount of any purchase money Indebtedness does not exceed 90% of the lesser of the cost or fair market value of the asset purchased with the proceeds of such Indebtedness;

     Section 5.2.7.4. Unsecured Indebtedness in an aggregate amount outstanding at any time not to exceed, subject to Section 5.2.8, an amount equal to five percent (5%) of Consolidated Tangible Net Worth;

     Section 5.2.7.5. Indebtedness listed on Exhibit 3.1.1.8;

     Section 5.2.7.6. Indebtedness owing by the Borrower to any Subsidiary or by any Subsidiary to the Borrower or any other Subsidiary.

     Section 5.2.7.7. Indebtedness constituting Guaranties permitted by Section 5.2.2.

     Section 5.2.7.8. Indebtedness outstanding as a refinancing of Indebtedness permitted under another clause of this Section 5.2.7 other than Sections 5.2.7.2 or 5.2.7.8; provided that such Indebtedness as refinanced continues to qualify as permitted Indebtedness under the clause of this Section 5.2.7 under which the refinanced Indebtedness was permitted under this Section 5.2.7.

     Section 5.2.7.9. current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

     Section 5.2.7.10. Subordinated Debt;

     Section 5.2.7.11. Indebtedness incurred by Borrower or any of its Subsidiaries constituting interest rate or currency future, forward or swap contracts entered into for the purpose of hedging interest rate or currency fluctuation risk.

     Section 5.2.8. Overall Aggregate Cap.. Notwithstanding the terms and conditions of Sections 5.2.4, 5.2.6, 5.2.7.3, 5.2.7.4 and 5.2.10 the
Consolidated Tangible Net Worth measurements of permitted transactions contained therein are subject to an aggregate Consolidated Tangible Net Worth limitation of thirty percent (30%) of Consolidated Tangible Net Worth for all such transactions permitted by any of said Sections.

     Section 5.2.9.  Minimum Net Income.  Have a negative Net Income for any two
(2) consecutive Borrower fiscal quarters in excess of $2,000,000 for each such fiscal quarter or as of the end of any Borrower fiscal quarter, have a negative Net Income for the rolling four Borrower fiscal quarter period consisting of such fiscal quarter and the three immediately preceding Borrower fiscal quarters.

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

     Section 5.2.10. Dividends, Payments and Distributions. Declare or pay any dividends, or make any other distribution of cash or property or both (other than of the capital stock of Borrower) to any holder of any security of the Borrower or any of its Subsidiaries other than compensation for services rendered to the Borrower and/or any Subsidiary or use any of its assets for payment, purchase, conversion, redemption, retention, acquisition or retirement of any beneficial interest in the Borrower or set aside or reserve assets for sinking or like funds for any of the foregoing purposes, make any other distribution by reduction of capital or otherwise in respect of any beneficial interest in the Borrower (each a "Restricted Payment"); provided, however, that;
(i) the Borrower may honor conversions of its Subordinated Debt permitted by this Agreement in accordance with the terms thereof; (ii) Borrower may make Restricted Payments with the proceeds of the issuance of its equity securities or Subordinated Debt permitted by this Agreement; and (iii) the Borrower shall be permitted to repurchase shares of its own capital stock having aggregate (for all such repurchases since the Closing Date) consideration not to exceed, subject to Section 5.2.8, ten percent (10%) of Consolidated Tangible Net Worth.

     Section 5.2.11. Investments in or to Other Persons. Make or commit to make any Investment in or to any other Person (including, without limitation, any Subsidiary) other than (i) advances to employees for business expenses not to exceed $1,000,000 in the aggregate outstanding at any one time to all such employees, (ii) other employee loans made in the ordinary course of the Borrower's business in amounts and for purposes consistent with the Borrower's past practice, (iii) Cash Equivalent Investments, (iv), Investments in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code) and notes receivable, arising or acquired in the ordinary course of business,
(v) Investments in Subsidiaries not to exceed in the aggregate at any one time five percent (5%) of Consolidated Tangible Net Worth, (vi) Investments described on Exhibit 5.2.2, (vii) Investments by Subsidiaries of the Borrower in the Borrower, (viii) Investments received as consideration for permitted asset dispositions under Section 5.2.4, (ix) Investments arising in connection with acquisitions permitted under Section 5.2.3 of this Agreement, (x) Investments made pursuant to, or arising under, currency or interest rate, swap, futures or forward agreements entered into by Borrower or its Subsidiaries, to the extent such swap, futures or forward agreements are otherwise permitted under this Agreement.

     Section 5.2.12. Transactions with Affiliates. Engage in any transaction or enter into any agreement with an Affiliate, or in the case of Affiliates or Subsidiaries, with the Borrower or another Affiliate or Subsidiary, except in the ordinary course of business, as permitted by any other provision of this Agreement and then only on an arm's length basis except as set forth on Exhibit 5.2.12.

     Section 5.2.13. Change of Fiscal Year. Change its fiscal year.

     Section 5.2.14. [Intentionally omitted.].

     Section 5.2.15. Compliance with ERISA. With respect to Borrower and any Commonly Controlled Entity (a) withdraw from or cease to have an obligation to contribute to, any Multiemployer Plan, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan, (c) except for any deficiency caused by a waiver of the minimum funding requirement under sections 412 and/or 418 of the Code, as described above, incur or suffer to exist any material "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code) of the Borrower or any Commonly Controlled Entity, whether or not waived, involving any Single Employer Plan,

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(d)  incur or  suffer  to exist any  Reportable  Event or the  appointment  of a trustee or institution of proceedings for appointment of a trustee for any Single Employer Plan if, in the case of a Reportable Event, such event continues unremedied for ten (10) days after notice of such Reportable Event pursuant to sections 4043(a), (c) or (d) of ERISA is given, if in the reasonable opinion of the Majority Lenders any of the foregoing is likely to result in a material liability of the Borrower, (e) permit the assets held under any Plan to be insufficient to protect all accrued benefits, (f) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability of the Borrower or any Commonly Controlled Entity to PBGC by reason of termination of any such Plan or (g) cause or permit any Plan maintained by Borrower and/or any Commonly Controlled Entity to be out of compliance with ERISA in any material respect. For purposes of this Section 5.2.15 "material liability" shall be deemed to mean any liability of Fifty Thousand Dollars ($50,000) or more in the aggregate.

     Section 5.2.16. Hazardous Waste. Become involved, or permit, to the extent reasonably possible after the exercise by the Borrower of reasonable due diligence and preventive efforts, any tenant of its real property to become involved, in any operations at such real property generating, storing, disposing, or handling Hazardous Material or any other activity that could lead to the imposition on the Borrower or the Agent or any Lender, or any such real property of any material liability or Lien under any environmental laws.

     Section 5.2.17. Other Restrictions on Liens. Enter into any agreement or otherwise agree to or grant any restriction substantially similar to the provisions of Section 5.2.1 hereof or which would otherwise have the effect of prohibiting, restricting, impeding or interfering with the creation subsequent to the Closing Date of Liens to secure the Obligations; provided that the foregoing shall not apply to (i) customary provisions in license or similar agreements that restrict the ability of the Borrower or its Subsidiaries to assign, transfer, license or sublicense any intellectual property subject to such license or agreement, (ii) negative pledge provisions in operating leases, capital leases or other equipment finance agreements; provided such negative pledge agreements restrict only Liens on the equipment subject to such lease or agreement together with any accessions, additions, replacements or proceeds of such equipment, (iii) negative pledge agreements that require that any Person is entitled to the benefit, on a pari passu basis, of any Lien grated to the Banks as security for the Obligations so long as the Indebtedness benefiting from such provision does not exceed $2,500,000 outstanding at any time and is not Subordinated Debt, and (iv) restrictions contained in contracts or instruments governing Subordinated Debt..

     Section 5.3. Reporting Requirements. From the date hereof and thereafter for so long as the Borrower is indebted to any Lender and/or the Agent under any of the Financing Documents, the Borrower will, unless the Majority Lenders shall otherwise consent in writing, furnish or cause to be furnished to the Agent for distribution to the Lenders:

     Section 5.3.1. As soon as possible and in any event upon acquiring knowledge of an Event of Default or Default, continuing on the date of such statement, the written statement of an Authorized Representative setting forth details of such Event of Default or Default and the actions which the Borrower has taken and proposes to take with respect thereto;

     Section 5.3.2. As soon as practicable after the end of each Borrower fiscal year and in any event within 90 days after the end of each such fiscal year, consolidated and consolidating balance sheets of the Borrower and any Subsidiaries as at the end of such year, and the related statements of income and cash flows or shareholders' equity of the Borrower and any Subsidiaries setting forth in each case the corresponding figures for the preceding fiscal


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year, such statements to be certified by a firm of independent  certified public accountants selected by Borrower and reasonably acceptable to the Majority Lenders, to be accompanied by a true copy of said auditors' management letter, if one was provided to the Borrower, and to contain a statement to the effect that such accountants have examined Sections 5.1.10 through 5.1.13 and 5.2.17 and that no Default or Event of Default exists on account of Borrower's failure to have been in compliance therewith on the date of such statement;

     Section 5.3.3. As soon as is practicable after the end of each fiscal quarter of each Borrower fiscal year and in any event within 45 days thereafter, consolidated balance sheets of the Borrower and any Subsidiaries as of the end of such period and the related statements of income and cash flows and shareholders' equity of the Borrower and any Subsidiaries, subject to changes resulting from year-end adjustments, together, subject to Section 5.3.6, with a comparison to the Budget for the applicable period, such balance sheets and statements to be prepared and certified by an Authorized Representative in an Officer's Certificate as having been prepared in accordance with GAAP except for footnotes and year-end adjustments;

     Section 5.3.4. Simultaneously with the furnishing of each of the year-end consolidated and consolidating financial statements of the Borrower and any Subsidiaries to be delivered pursuant to Section 5.3.2 and each of the consolidated quarterly statements of the Borrower and the Subsidiaries to be delivered pursuant to Section 5.3.3 an Officer's Certificate of an Authorized Representative which shall contain a statement in the form of Exhibit 3.1.1.10 to the effect that no Event of Default or Default has occurred, without having been waived in writing, or if there shall have been an Event of Default not previously waived in writing pursuant to the provisions hereof, or a Default, such Officer's Certificate shall disclose the nature thereof and the actions the Borrower has taken and prepare to take with respect thereto. Each such Officer's Certificate shall also contain a calculation of and certify to the accuracy of the amounts required to be calculated in the financial covenants of the Borrower contained in this Agreement and described in Exhibit 3.1.1.10;

     Section 5.3.5. Promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower and/or any Subsidiary;

     Section 5.3.6. On or before January 31 of each fiscal year of the Borrower, an updated proposed budget, prepared on a quarterly basis, and updated financial projections for the Borrower and any Subsidiaries on a consolidated basis (together, the "Budget") for such fiscal year, setting forth in detail reasonably satisfactory to the Agent the projected results of operations of the Borrower and any Subsidiaries on a consolidated quarterly basis, detailed Capital Expenditures plan and stating underlying assumptions and accompanied by a written statement of an Authorized Representative certifying as to the approval of such Budget by Borrower's board of directors;

     Section 5.3.7. Such other information respecting the Business Condition of the Borrower or any Subsidiaries as the Agent or any Lender may from time to time reasonably request. Notwithstanding any provision of this Agreement to the contrary, neither the Borrower nor any of its Subsidiaries will be required to disclose, permit the inspection, examination, copying or making extracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) the disclosure of which to the Agent or any Lender, or their designated representative, is then prohibited by (a) law, or (b) an agreement binding on

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the Borrower or any Subsidiary that was not entered into by the Borrower or such
Subsidiary for the primary purpose of concealing information from the Agent or any of the Lenders;

     Section 5.3.8. Prompt written notice of any Material Adverse Effect and an explanation thereof and of the actions the Borrower and/or such Subsidiary propose to take with respect thereto; and

     Section 5.3.9. Written notice of the following events, as soon as possible and in any event within 15 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to any Multiemployer Plan, the Reorganization (as defined in Section 4241 of ERISA) or Insolvency (as defined in Section 4245 of ERISA) of such Multiemployer Plan and in addition to such notice, deliver to the Agent whichever of the following may be applicable: (a) an Officer's Certificate setting forth details as to such Reportable Event and the action that the Borrower or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or b) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be.

                                   ARTICLE 6.
                                EVENTS OF DEFAULT

     Section 6.1. Events of Default. The Borrower shall be in default under each of the Financing Documents, upon the occurrence of any one or more of the following events ("Events of Default"):

     Section 6.1.1. If the Borrower shall fail to make due and punctual payment of any principal, fees, interest and/or other amounts payable under this Agreement as provided in any Note and/or in this Agreement when the same is due and payable except that it shall not be an Event of Default if any interest or fees are paid within 5 days after they or it is or are due and payable, whether at the due date thereof or at a date fixed for prepayment and it shall not be an Event of Default if Borrower pays any expense reimbursements owing to the Agent or any Lender (other than those payable on the Closing Date) within 30 days after they are due and payable, but it shall be an Event Default if the Borrower shall fail to make any such payment of fees, interest, principal and/or any other amount under this Agreement and/or under any Note on the date when such payment becomes due and payable by acceleration;

     Section 6.1.2. If the Borrower or any Subsidiary shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or other applicable federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties, or if partnership or corporate action shall be taken for the purpose of effecting any of the foregoing; or

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     Section  6.1.3.  To the extent not described in Section  6.1.2,  (i) if the
Borrower or any Subsidiary shall be the subject of a bankruptcy  proceeding,  or
(ii) if any proceeding against any of them seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy law or other applicable federal, foreign, state or other statute, law or regulation shall be commenced, or (iii) if any trustee, receiver or liquidator of any of them or of all or any substantial part of any or all of their properties shall be appointed without their consent or acquiescence; provided that in any of the cases described above in this Section 6.1.3, such proceeding or appointment shall not be an Event of Default if the Borrower or the Subsidiary in question shall cause such proceeding or appointment to be discharged, vacated, dismissed or stayed within sixty (60) days after commencement thereof; or

     Section 6.1.4. If final judgment or judgments (other than those described in Section 6.1.10) aggregating more than $1,000,000 shall be rendered against the Borrower or any Subsidiary and shall remain undischarged, unstayed or unpaid for an aggregate of thirty (30) days (whether or not consecutive) after entry thereof; or

     Section 6.1.5. If the Borrower or any Subsidiary shall default (after giving effect to any applicable grace period) in the due and punctual payment of the principal of or interest on any Indebtedness exceeding in the aggregate $2,000,000 (other than the Loans), or if any default shall have occurred and be continuing after any applicable grace period under any mortgage, note or other agreement evidencing, securing or providing for the creation of such Indebtedness exceeding in the aggregate $2,000,000, which results in the acceleration of such Indebtedness; or

     Section 6.1.6. If there shall be a default in the performance of the Borrower's obligations under Section 5.1.3 (insofar as such Section requires the preservation of the corporate existence of the Borrower), any of Sections 5.1.10 through 5.1.13 or Section 5.2 of this Agreement; or

     Section 6.1.7. If there shall be any Default in the performance of any covenant or condition contained in this Agreement or in any of the other Financing Documents to be observed or performed pursuant to the terms hereof or any Financing Document, as the case may be, other than a covenant or condition referred to in any other subsection of this Section 6.1 and such Default shall continue unremedied or unwaived, (i) in the case of any covenant or condition contained in Section 5.3, for fifteen (15) Business Days, or (ii) in the case of any other covenant or condition for which no other grace period is provided, for thirty (30) days, or (iii) in the case of any other covenant or condition for which another grace period is provided, for such grace period, or (iv) if any of the representations and warranties made or deemed made by the Borrower to the Agent and/or any Lender pursuant to any of the Financing Documents proves to have been false or misleading in any material respect when made and such falseness or misleading representation or warranty would be reasonably likely to have a material adverse effect on the Agent or any Lender or their rights and remedies or a Material Adverse Effect; or

     Section 6.1.8. If there shall be any attachment of any deposits or other property of the Borrower and/or any Subsidiary in the possession of any Lender or any attachment of any other property of the Borrower and/or any Subsidiary in an amount exceeding $50,000, which shall not be discharged, vacated or stayed within thirty (30) days of the date of such attachment; or

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

     Section 6.1.9. Any certification of the financial statements, furnished to the Agent pursuant to Section 5.3.2, shall contain any material qualification; provided, however, that such qualifications will not be deemed an Event of Default if in each case (i) such certification shall state that the examination of the financial statements covered thereby was conducted in accordance with generally accepted auditing standards, including but not limited to all such tests of the accounting records as are considered necessary in the circumstances by the independent certified public accountants preparing such statements, (ii) such financial statements were prepared in accordance with GAAP and (iii) such qualification does not involve the "going concern" status of the entity being reported upon.

     Section 6.1.10. The Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any criminal action (other than as described in Section 6.1.4) shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $2,000,000.

     Section 6.1.11. Any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period or who were successors to such directors in the ordinary course shall cease to constitute a majority of the board of directors of the Borrower.

                                   ARTICLE 7.
                               REMEDIES OF LENDERS

     Upon the occurrence and during the continuance of any one or more of the Events of Default, the Agent, at the request of the Majority Lenders, shall, by written notice to the Borrower, declare the obligation of the Lenders to make or maintain the Loans to be terminated, whereupon the same and the Commitment shall forthwith terminate, and the Agent, at the request of the Majority Lenders, shall, by notice to the Borrower, declare the entire unpaid principal amount of each Note and all fees and interest accrued and unpaid thereon and/or under this Agreement, and/or any of the other Financing Documents and any and all other Indebtedness under this Agreement, each Note and/or any of the other Financing Documents to the Agent and/or any of the Lenders and/or to any holder of all or any portion of each Note to be forthwith due and payable, whereupon each Note, and all such accrued fees and interest and other such Indebtedness shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default under Sections 6.1.2 or 6.1.3, all of the unpaid principal amount of each Note, all fees and interest accrued and unpaid thereon and/or under this Agreement and/or under any of the other Financing Documents and any and all other such Indebtedness of the Borrower to any of the Lenders and/or to any such holder shall thereupon be due and payable in full without any need for the Agent and/or any Lender to make any such declaration or take any action and the Lenders' obligations to make the Loans shall simultaneously terminate. The Agent shall, in accordance with the votes of the Majority Lenders, exercise all remedies on behalf of and for the account of each Lender and on behalf of its respective Pro Rata Share of the Loans, its Note and Indebtedness of the Borrower owing to it or any of the foregoing, including, without limitation, all remedies available under or as a result of this Agreement, the Notes or any of the other Financing


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

Documents or any other document, instrument or agreement now or hereafter securing any Note without any such exercise being deemed to modify in any way the fact that each Lender shall be deemed a separate creditor of the Borrower to the extent of its Note and Pro Rata Share of the Loans and any other amounts payable to such Lender under this Agreement and/or any of the other Financing Documents and the Agent shall be deemed a separate creditor of the Borrower to the extent of any amounts owed by the Borrower to the Agent.

                                   ARTICLE 8.
                                      AGENT

     Section 8.1. Appointment. The Agent is hereby appointed as Agent, hereunder and each Lender hereby authorizes the Agent to act under the Financing Documents as its Agent hereunder and thereunder, respectively. The Agent agrees to act as such upon the express conditions contained in this Article 8. The provisions of this Article 8 are solely for the benefit of the Agent, and, except as expressly provided in Section 8.6, neither the Borrower nor any third party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Financing Documents to which the Agent is a party, the Agent shall act solely as Agent of the Lenders and does not assume nor shall the Agent be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower, any Affiliate or any Subsidiary.

     Section 8.2. Powers; General Immunity.

     Section 8.2.1. Duties Specified. Each Lender irrevocably authorizes the Agent to take such action on such Lender's behalf, including, without limitation, to execute and deliver the Financing Documents to which the Agent is a party and to exercise such powers hereunder and under the Financing Documents and other instruments and agreements referred to herein as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities which are expressly specified in this Agreement or in any of the Financing Documents and may perform such duties by or through its agents or employees. The duties of the Agent shall be mechanical and administrative in nature; and the Agent shall not have by reason of this Agreement or any of the Financing Documents a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the Financing Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the Financing Documents or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

     Section 8.2.2. No Responsibility For Certain Matters. The Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Financing Documents or any other document, instrument or agreement now or hereafter executed in connection herewith or therewith, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith by or on behalf of the Borrower and/or any Subsidiary to the Agent or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

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

     Section 8.2.3. Exculpatory Provisions. Neither the Agent nor
any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted hereunder or under any of the Financing Documents, or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. If the Agent shall request instructions from Lenders with respect to any action (including the failure to take an action) in connection with any of the Financing Documents, the Agent shall be entitled to refrain from taking such action unless and until the Agent, shall have received instructions from the Majority Lenders (or all of the Lenders if the action requires their consent). Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and/or any Subsidiary), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under any of the Financing Documents or the other instruments and agreements referred to herein in accordance with the instructions of the Majority Lenders (or all of the Lenders if the action requires their consent). The Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under any of the Financing Documents or the other instruments and agreements referred to herein unless and until it has obtained the instructions of the Majority Lenders (or all of the Lenders if the action requires their consent).

     Section 8.2.4. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Fleet in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Commitment, Fleet shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Fleet in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate or Subsidiary as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower and/or any of such other Persons for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

     Section 8.3. Representations and Warranties; No Responsibility for Appraisal of Creditworthiness. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and any Subsidiaries of any of them in connection with the making of the Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and the Subsidiaries. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of any Loan or any time or times thereafter (except for information received by the Agent under Section 5.3 hereof which the Agent will promptly forward to the Lenders), and the Agent shall further not have any responsibility with respect to the accuracy of or the completeness of the information provided to any of the Lenders.

     Section 8.4. Right to Indemnity. Each Lender severally agrees to indemnify the Agent proportionately to its Pro Rata Share of the Loans, to the extent the

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

Agent shall not have been reimbursed by or on behalf of the Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement and/or any of the other Financing Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     Section 8.5. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange for such Note.

     Section 8.6. Resignation by Agent.

     Section 8.6.1. The Agent may resign from the performance of all its functions and duties under the Financing Documents at any time by giving 30 days' prior written notice to the Borrower and each of the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent, of appointment pursuant to Sections 8.6.2 and 8.6.3 below or as otherwise provided below.

     Section 8.6.2. Upon any such notice of resignation, the Majority Lenders shall appoint a successor Agent, who shall be a Lender and, so long as no Default or Event of Default exists and is continuing, who shall be reasonably satisfactory to the Borrower and in any event shall be an incorporated bank or trust company with a combined surplus and undivided capital of at least Five Hundred Million Dollars ($500,000,000).

     Section 8.6.3. If a successor Agent shall not have been so appointed within said 30 day period, the resigning Agent, with the consent of the Borrower, which shall not be unreasonably withheld or delayed, shall then appoint a successor Agent, who shall be a Lender and who shall serve as the Agent, until such time, if any, as the Majority Lenders, and so long as no Default or Event of Default exists and is continuing, with the consent of the Borrower, which shall not be unreasonably withheld or delayed, appoint a successor Agent as provided above.

     Section 8.6.4. If no successor Agent has been appointed pursuant to Sections 8.6.2 or 8.6.3 by the 40th day after the date such notice of resignation was given by the resigning Agent, the resigning Agent's resignation shall become effective and the Majority Lenders shall thereafter perform all the duties of the resigning Agent under the Financing Documents including without limitation directing the Borrower on how to submit Requests and Interest Rate Elections and otherwise on administration of the Agent's duties under the Financing Documents and the Borrower shall comply therewith so long as such directions do not have a Material Adverse Effect on the Borrower or any Subsidiary until such time, if any, as the Majority Lenders, and so long as no


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

Default or Event of Default exists and is continuing, with the consent of the Borrower, which shall not be unreasonably withheld or delayed, appoint a successor Agent, as provided above.

     Section 8.7. Successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent, shall be discharged from its duties and obligations as the Agent under the Financing Documents. After any retiring Agent's resignation hereunder as the Agent the provisions of this
Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Financing Documents.

     Section 8.8. Syndication Agent. The Syndication Agent shall have no duties, responsibilities or liabilities in its capacity as Syndication Agent hereunder.

                                   ARTICLE 9.
                                  MISCELLANEOUS

     Section 9.1. Consent to Jurisdiction and Service of Process.

     Section 9.1.1. Except to the extent prohibited by applicable law, the Borrower irrevocably:

     Section 9.1.1.1. agrees that any suit, action, or other legal proceeding arising out of any of the Financing Documents or any of the Loans may be brought in the courts of record of The Commonwealth of Massachusetts or the State of California or any other state(s) in which any of the Borrower's assets are located or the courts of the United States located in The Commonwealth of Massachusetts or the State of California or any other state(s) in which any of the Borrower's assets are located;

     Section 9.1.1.2. consents to the jurisdiction of each such court in any such suit, action or proceeding; and

     Section 9.1.1.3. waives any objection which it may have to the laying of venue of such suit, action or proceeding in any of such courts.

     For such time as any of the Indebtedness of the Borrower to any Lender and/or the Agent shall be unpaid in whole or in part and/or the Commitment is in effect, the Borrower irrevocably designates the registered agent or agent for service of process of the Borrower as reflected in the records of the Secretary of State of the State of California as its registered agent, and, in the absence thereof, the Secretary of State of the State of California as its agent to accept and acknowledge on its behalf service of any and all process in any such suit, action or proceeding brought in any such court and agrees and consents that any such service of process upon such agent and written notice of such service to the Borrower by registered or certified mail shall be taken and held to be valid personal service upon the Borrower regardless of where the Borrower shall then be doing business and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in each such state and waives any claim of lack of personal service or other error by reason of any such service. Any notice, process, pleadings or other papers served upon the aforesaid designated agent shall, within three (3) Business Days after such service, be sent by the method provided therefor under Section 9.6 to the


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Borrower at its address set forth in this Agreement.  EACH OF THE PARTIES HERETO
HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY DISPUTE BETWEEN THE BORROWER AND THE AGENT AND/OR THE LENDERS WITH RESPECT TO THE FINANCING DOCUMENTS AND/OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

     Section 9.2. Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to the Agent and/or the Lenders in any of the Financing Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under any of the Financing Documents or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under any of the Financing Documents, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 9.3. Delay or Omission not Waiver. No delay in exercising or failure to exercise by the Agent and/or the Lenders of any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by any of the Financing Documents or by law to the Agent and/or any of the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Agent and/or any of the Lenders.

     Section 9.4. [Intentionally omitted.].

     Section 9.5. Amendments, etc. No amendment, modification, termination, or waiver of any provision of any of the Financing Documents nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in a written notice given to the Borrower by the Agent and consented to in writing by the Majority Lenders (or by the Agent acting alone if any specific provision of this Agreement provides that the Agent, acting alone, may grant such amendment, modification, termination, waiver or departure) and the Agent shall give any such notice if the Majority Lenders so consent or direct the Agent to do so; provided, however, that any such amendment, modification, termination, waiver or consent shall require a written notice given to the Borrower by the Agent and consented to in writing by all of the Lenders if the effect thereof is to (i) change any of the provisions affecting the interest rate or the fees on the Loans, (ii) extend or modify the Commitment, (iii) discharge or release the Borrower from its obligation to repay all principal due under the Loans or release any collateral or guaranty for the Loans, (iv) change any Lender's Pro Rata Share of the Commitment or the Loans,
(v) modify this Section 9.5,  (vi) change the  definition  of Majority  Lenders,
(vii) extend any scheduled due date for payment of principal, interest or fees or (viii) permit the Borrower to assign any of its rights under or interest in this Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any amendment or modification of this Agreement must be signed by the Borrower, the Agent and at least all of the Lenders consenting thereto who shall then hold the Pro Rata Shares of the Loans required for such amendment or modification under this
Section 9.5 and the Agent shall sign any such amendment if such Lenders so consent or direct the Agent to do so provided that any Lender dissenting therefrom shall be given an opportunity to sign any such amendment or modification. Any amendment of any of the Financing Documents must be signed by each of the parties thereto. No notice to or demand on the Borrower and no consent, waiver or departure from the terms of this Agreement granted by the Agent and/or the Lenders in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

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

     Section 9.6. Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder (other than those which, under the terms of this Agreement, may be given by telephone, which shall be effective when received verbally) shall be in writing (including telecopied communication) and mailed (provided that in the case of items referred to in the next-to-last sentence of Section 9.1 and the items set forth below as requiring a copy to legal counsel for the Borrower, the Agent or a Lender, such items shall be mailed by overnight courier for delivery the next Business Day), telecopied or delivered to the applicable party at the addresses indicated below:

         If to the Borrower:

                  Trimble Navigation Limited
                  645 North Mary Avenue
                  Sunnyvale, CA 94086
                  Attention:  John E. Huey, Treasurer
                  Telecopy:  (408) 481-6860

         With a copy to (if given pursuant to any of Sections 5.3.1, 5.3.5, 5.3.8 and 5.3.9):

                  Wilson, Sonsini, Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, CA 94304-1050
                  Attention:  John Goodrich, Esq.
                  Telecopy:  (415) 493-6811

         If to Fleet as the Agent and/or a Lender:

                  Fleet National Bank
                  Mailstop:  MA BO F04M
                  75 State Street
                  Boston, MA 02109
                  Attention: Mathew M. Glauninger, Vice President
                  Telecopy:  (617) 346-1633

         With a copy to (if given pursuant to any of Sections 5.3.1, 5.3.5, 5.3.8 and 5.3.9, )

                  Hinckley, Allen & Snyder
                  One Financial Center
                  Boston, MA 02111
                  Attention: Malcolm Farmer III, Esq.
                  Telecopy:  (617) 345-9020

                  If to any other  Lender,  to the  address set forth on Exhibit
1.9.

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

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to the delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective when received. Requests, certificates, other items provided pursuant to Section 5.3 and other routine mailings or notices need not be accompanied by a copy to legal counsel for the Lenders or the Borrower.

     Section 9.7. Costs, Expenses and Taxes. The Borrower agrees to pay on demand the reasonable fees and out-of-pocket expenses of Messrs. Hinckley, Allen & Snyder, counsel for the Agent and of any local counsel retained by the Agent in connection with the preparation, execution, delivery and administration
(excluding expenses of any Lender's sale of a participation in or sale or assignment of all or a portion of such Lender's Commitment or Loans other than any such sale pursuant to Sections 2.2.3 or 2.9.7) of the Financing Documents and the Loans. The Borrower agrees to pay on demand all reasonable costs and expenses (including without limitation reasonable attorneys' fees) incurred by the Agent and/or any Lender, upon or after the occurrence and during the continuance of any Default or Event of Default, if any, in connection with the enforcement of any of the Financing Documents and any amendments, waivers, or consents with respect thereto. In addition, the Borrower shall pay on demand any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Financing Documents, and agrees to save the Lenders and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees, except those resulting from the Lenders' or Agent's gross negligence or willful misconduct.

     Section 9.8. Participations. Subject to compliance with the proviso in the first sentence of Section 9.11, any Lender may sell participations in all or part of the Loans made by it and/or its Pro Rata Share of the Commitment or any other interest herein to a financial institution having at least $500,000,000 of assets, in which event the participant shall not have any rights under any of the Financing Documents (the participant's rights against such Lender in respect of that participation to be those set forth in the Agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder or thereunder shall be determined as if such Lender had not sold such participation. Such Lender may furnish any information concerning the Borrower and any Subsidiary in the possession of such Lender from time to time to participants (including prospective participants); provided that such Lender and any participant comply with the proviso in Section 9.11.7 as if any such participant was a Substituted Lender.

     Section 9.9. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Lenders. This Agreement and all covenants, representations and warranties made herein and/or in any of the other Financing Documents shall survive the making of the Loans, the execution and delivery of the Financing Documents and shall continue in effect so long as any amounts payable under or in connection with any of the Financing Documents or any other Indebtedness of the Borrower to the Agent and/or any Lender remains unpaid or the Commitment remains outstanding; provided, however, that Sections
2.2.3 and 9.7 shall, except to the extent agreed to in a pay-off letter by the Agent and the Lenders in their complete discretion, survive and remain in full force and effect for 90 days following repayment in full of all amounts payable under or in connection with all of the Financing Documents and any other such Indebtedness.

     Section 9.10. Actual Knowledge. For purposes of this Agreement, neither the Agent nor any Lender shall be deemed to have actual knowledge of any fact or state of facts unless the senior loan officer or any other officer responsible for the Borrower's account established pursuant to this Agreement at the Agent or such Lender, shall, in fact, have actual knowledge of such fact or state of facts or unless written notice of such fact shall have been received by the Agent or such Lender in accordance with Section 9.6.

     Section 9.11. Substitutions and Assignments. Upon the request of any Lender, the Agent and such Lender may assign all or any portion of its Pro Rata Share of the Commitment and the Loans to a Federal Reserve Bank and may, subject to the terms and conditions hereinafter set forth, with the consent of the Borrower which consent shall not be unreasonably withheld or delayed and without such consent if a Default or Event of Default is continuing, take the actions set forth below to substitute one or more financial institutions having at least $500,000,000 in assets (a "Substituted Lender") as a Lender or Lenders hereunder having an amount of the Loans as specified in the relevant Substitution Agreement executed in connection therewith; provided that no Lender, Selling Lender or Substituted Lender shall have a Pro Rata Share of the Commitment and the Loans in the aggregate of less than 10% and Fleet and/or its Affiliates shall retain for their own account at least 30% of the Commitment.

     Section 9.11.1. In connection with any such substitution the Substituted Lender and the Agent shall enter into a Substitution Agreement in the form of
Exhibit 9.11.1 hereto (a "Substitution Agreement") pursuant to which such Substituted Lender shall be substituted for the Lender requesting the substitution in question (any such Lender being hereinafter referred to as a "Selling Lender") to the extent of the reduction in the Selling Lender's portion of the Loans specified therein. In addition, such Substituted Lender shall assume such of the obligations of each Selling Lender under the Financing Documents as may be specified in such Substitution Agreement and this Agreement shall be amended by execution and delivery of each Substitution Agreement to include such Substituted Lender as a Lender for all purposes under the Financing Documents and to substitute for the then existing Exhibit 1.9 to this Agreement a new Exhibit 1.9 in the form of Schedule A to such Substitution Agreement setting forth the portion of the Loans belonging to each Lender following execution thereof. Each Lender and the Borrower hereby appoint the Agent as Agent on its behalf to countersign and accept delivery of each Substitution Agreement and, to the extent applicable, the provisions of Article 8 hereof shall apply mutatis mutandis with respect to such appointment and anything done or omitted to be done by the Agent in pursuance thereof.

     Section 9.11.2. Without prejudice to any other provision of this Agreement, each Substituted Lender shall, by its execution of a Substitution Agreement, agree that neither the Agent nor any Lender is any way responsible for or makes any representation or warranty as to: (a) the accuracy and/or completeness of any information supplied to such Substituted Lender in connection therewith, (b) the financial condition, creditworthiness, affairs, status or nature of the Borrower and/or any of the Subsidiaries or the observance by the Borrower, or any other party of any of its obligations under this Agreement or any of the other Financing Documents or (c) the legality, validity, effectiveness, adequacy or enforceability of any of the Financing Documents.

     Section 9.11.3. The Agent shall be entitled to rely on any Substitution Agreement delivered to it pursuant to this Section 9.11 which is complete and regular on its face as to its contents and appears to be signed on behalf of the Substituted Lender which is a party thereto, and the Agent shall have no liability or responsibility to any party as a consequence of relying thereon and acting in accordance with and countersigning any such Substitution Agreement. The effective date of each Substitution Agreement shall be the date specified as such therein and each Lender prior to such effective date shall, for all purposes hereunder, be deemed to have and possess all of their respective rights and obligations hereunder up to 12:00 o'clock Noon on the effective date thereof.

     Section 9.11.4. Upon delivery to the Agent of any Substitution Agreement pursuant to and in accordance with this Section 9.11 and acceptance thereof by the Agent (which delivery shall be evidenced and accepted exclusively and conclusively by the Agent's countersignature thereon pursuant to the terms hereof without which such Substitution Agreement shall be ineffective): (i) except as provided hereunder and in Section 9.11.5, the respective rights of each Selling Lender and the Borrower against each other under the Financing Documents with respect to the portion of the Loans being assigned or delegated shall be terminated and each Selling Lender and the Borrower shall each be released from all further obligations to the other hereunder with respect thereto (all such rights and obligations to be so terminated or released being referred to in this Section 9.11 as "Discharged Rights and Obligations"); and
(ii) the Borrower and the Substituted Lender shall each acquire rights against each other and assume obligations towards each other which differ from the Discharged Rights and Obligations only in so far as the Borrower and the Substituted Lender have assumed and/or acquired the same in place of the Selling Lender in question; and (iii) the Agent, the Substituted Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Substituted Lender been an original party to this Agreement as a Lender possessing the Discharged Rights and Obligations acquired and/or assumed by it in consequence of the delivery of such Substitution Agreement to the Agent.

     Section 9.11.5. Discharged Rights and Obligations shall not include, and there shall be no termination or release pursuant to this Section 9.11 of (i) any rights or obligations arising pursuant to any of the Financing Documents in respect of the period or in respect of payments hereunder made during the period prior to the effective date of the relevant Substitution Agreement or, (ii) any rights or obligations relating to the payment of any amount which has fallen due and not been paid hereunder prior to such effective date or rights or obligations for the payment of interest, damages or other amounts becoming due hereunder as a result of such nonpayment.

     Section 9.11.6. With respect to any substitution of a Substituted Lender taking place after the Closing Date, the Borrower shall issue to such Substituted Lender and to such Selling Lender, new Notes reflecting the inclusion of such Substituted Lender as a Lender and the reduction in the respective Loans of such Selling Lender, such new Notes to be issued against receipt by the Borrower of the existing Notes of such Lender. The Selling Lender or the Substituted Lender shall pay to the Agent for its own account an assignment fee in the amount of $3,000 for each assignment hereunder, which shall be payable at or before the effective date of the assignment.

     Section 9.11.7. Each Lender may furnish to any financial institution having at least $500,000,000 in assets which such Lender proposes to make a Substituted Lender or to a Substituted Lender any information concerning such Lender, the Borrower and any Subsidiary in the possession of that Lender from time to time; provided that any Lender providing any confidential information about the Borrower and/or any Subsidiary to any such financial institution shall first obtain such financial institution's agreement to keep confidential any such confidential information.

     Section 9.12. Payments Pro Rata. The Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any obligations of the Borrower hereunder it shall distribute such payment to the Lenders pro rata based upon their respective Pro Rata Shares, if any, of the obligations with respect to which such payment was received. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff under Section 2.5.2 or otherwise or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Financing Documents, or otherwise), which is applicable to the payment of the Obligations of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total amount of such Obligation then owed and due to such Lender bears to the total amount of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, except for any amounts received pursuant to Section 2.2.3, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided further, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 9.13. Indemnification. The Borrower irrevocably agrees to and does hereby indemnify and hold harmless Agent and each of the Lenders, their agents or employees and each Person, if any, who controls any of the Agent and the Lenders within the meaning of Section 15 of the Securities Act of 1933, as amended, and each and all and any of them (the "Indemnified Parties"), against any and all losses, claims, actions, causes of action, damages or liabilities (including any amount paid in settlement of any action, commenced or threatened and any amount described in Section 8.4) (collectively, the "Damages"), joint or several, to which they, or any of them, may become subject under statutory law or at common law, and to reimburse the Indemnified Parties for any legal or other out-of-pocket expenses reasonably incurred by it or them in connection with investigating, preparing for or defending against any of the Indemnified Parties, insofar as such losses, claims, damages, liabilities or actions arise out of or are related to any act or omission of the Borrower and/or any Subsidiary with respect to this Agreement, any of the Notes, any of Loans and/or any offering of securities by the Borrower and/or any Subsidiary after the date hereof and/or in connection with the Securities and Exchange Act of 1933 and/or failure to comply with any applicable federal, state or foreign governmental law, rule, regulation, order or decree, including without limitation, any Damages which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact with respect to matters relative to any of the foregoing contained in any document distributed in connection therewith, or the omission or alleged omission to state in any of the foregoing a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but excluding any Damages to the extent arising from or due to the gross negligence or willful misconduct of any of the Indemnified Parties.

     Promptly upon receipt of notice of the commencement of any action, or information as to any threatened action against any of the Indemnified Parties in respect of which indemnity or reimbursement may be sought from the Borrower on account of the agreement contained in this Section 9.13, notice shall be given to the Borrower in writing of the commencement or threatening thereof, together with a copy of all papers served, but the omission so to notify the Borrower of any such action shall not release the Borrower from any liability which it may have to such Indemnified Parties unless, and only to the extent that, such omission materially prejudiced Borrower's ability to defend against such action.

     In case any such action shall be brought against any of the Indemnified Parties, the Borrower shall be entitled to participate in (and, to the extent that it shall wish, to select counsel and to direct) the defense thereof at its own expense. Any of the Indemnified Parties shall have the right to employ its or their own counsel in any case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action or the Borrower shall not have employed counsel to have charge of the defense of such action or such Indemnified Party shall have received an opinion from an independent counsel that there may be defenses available to it which are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party), in any of which events the same shall be borne by the Borrower. If any Indemnified Party settles any claim or action with respect to which the Borrower has agreed to indemnify such Indemnified Party pursuant to the terms hereof, the Borrower shall have no liability pursuant to this Section 9.13 to such Indemnified Party with respect to such claim or action unless the Borrower shall have consented in writing to the terms of such settlement.

     The provisions of Section 9.13 shall be effective only to the fullest extent permitted by law.

     Section 9.14. Governing Law. This Agreement and each Note shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts without regard to such state's conflict of laws rules.

     Section 9.15. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 9.16. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 9.17. Counterparts. This Agreement may be executed and delivered in any number of counterparts each of which shall be deemed an original, and this Agreement shall be effective when at least one counterpart hereof has been executed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument by their respective officers thereunto duly authorized, as of August 26, 1997.


In the presence of:               TRIMBLE NAVIGATION LIMITED

/s/ Robert A. Trimble             By: /s/ Dennis R. Ing
                                      Name: Dennis R. Ing
                                      Title: Vice President, Finance and Chief
    Financial Officer

In the presence of:               FLEET NATIONAL BANK, as Agent for the Lenders
                                   and as a Lender

                                  By:  /s/ Mathew M. Glauninger
                                      Mathew M. Glauninger, Vice President


In the presence of:               BANKBOSTON, N.A., as Syndication Agent for the
                                   Lenders and as a Lender

                                  By:  /s/ Teresa J. Heller
                                      Name: Teresa J. Heller
                                      Title: Director


In the presence of:               SANWA BANK CALIFORNIA, as a Lender

                                  By:  /s/ James E. Rosewater
                                      Name: James E. Rosewater
                                      Title: Vice President


In the presence of:               ABN AMRO BANK N.V., as a Lender

/s/ L.T. Osborne                 By:  /s/ Bradford H. Leahy
                                      Name: Bradford H. Leahy
                                      Title: Assistant Vice President

                           EXHIBIT 1.1 - SUBSIDIARIES

                           TRIMBLE NAVIGATION LIMITED
                       LIST OF SUBSIDIARIES OF REGISTRANT

  TR Navigation Corporation               Trimble Mexico S. de R.L.
  (incorporated in California)           (incorporated under the laws of Mexico)
  Trimble Specialty Products, Inc.        Trimble Brasil Limitada
  (incorporated in California)           (incorporated under the laws of Brazil)

  Trimble Navigation Europe Limited
  (organized under the laws of  the United Kingdom)

  Trimble Navigation International Foreign Sales Corporation
  (organized under the laws of  Barbados)

  Trimble Navigation International Limited
  (incorporated in California)

  TNL Flight Services, Inc.
  (incorporated in Texas)

  Trimble Navigation New Zealand Limited
  (organized under the laws of New Zealand)

  DataCom Software Research Limited
    (organized under the laws of New Zealand)

  Trimble Navigation Italia s.r.l.
  (organized under the laws of Italy)

  Trimble Navigation Deutchland GmbH
  (organized under the laws of Germany)

  Trimble Navigation France S.A.
  (organized under the laws of France)

  Trimble Navigation Singapore PTE Limited
  (organized under the laws of Singapore)

  Trimble Navigation Iberica S.L.
  (organized under the laws of Spain)

  Trimble Navigation Australia Pty Limited
  (organized under the laws of Australia)

  Trimble Japan K.K.
  (organized under the laws of Japan)

  Trimble Export Limited
  (incorporated in California)

  Trimble Middle East WLL
  (incorporated under the laws of Egypt)

            EXHIBIT 1.4 - FORM OF INTEREST RATE ELECTION AND REQUEST



                                                               Date:

Fleet National Bank
75 State Street
Boston, MA 02109
Attn:    Susan Koulouris
Telecopy: (617) 346-1633

         Re:  Interest Rate Election[ and Request]

Gentlemen:

         Reference is made to that certain  Loan  Agreement,  dated as of August
[], 1997 by and among the undersigned, you, and the Lenders, (the "Loan Agreement"). Capitalized terms used herein shall have the same meaning as in the Loan Agreement.

     The undersigned hereby requests a Revolving Credit Loan from the Lenders pursuant to the Loan Agreement in the amount of and no/100 Dollars ($ .00) at the interest rate set forth in the Interest Rate Election pertaining to such Loan.

     The undersigned requests that each Lender fund its Pro Rata Share of such Loan on , 19 and such date is in accordance with the terms and conditions of the Loan Agreement.

     The undersigned hereby elects, pursuant to the Loan Agreement, that the [Libor Rate or Prime Rate] shall be the interest rate applicable to that certain [outstanding] Loan [requested pursuant to the Request which is part hereof] in the principal amount of and no/100 Dollars ($ ). [The Interest Adjustment Date for said Loan is .]

     The undersigned hereby elects an Interest Period for such Loan of [] months. [Complete only if electing Adjusted Libor Rate].

     The undersigned hereby certifies to the Lenders that as of the date hereof:

     A. No Event of Default and no Default has occurred and is continuing; and

     B. The representations and warranties of the Borrower contained in Article 4 of the Loan Agreement are true and correct in all material respects except as altered by actions permitted under the Loan Agreement.

                                    TRIMBLE NAVIGATION LIMITED


                                    By:
                                    Name: []
                                    Title: []


cc:      Mathew M. Glauninger, Vice President
         Fleet National Bank
         Mailstop:  MA BO F04M
         75 State Street
         Boston, MA 02109

                   EXHIBIT 1.5 - FORM OF REVOLVING CREDIT NOTE

                              REVOLVING CREDIT NOTE

[Insert Maximum Amount of                                 _________, 19__
Lender's Pro Rata Share of
Revolving Credit Loan
Commitment]

         FOR VALUE RECEIVED, TRIMBLE NAVIGATION LIMITED, a California corporation with a business address of 645 North Mary Avenue, Sunnyvale, CA 94086 (hereinafter referred to as the "Borrower"), promises to pay to the order of [insert name of Lender], [a national banking association organized and existing under the laws of the United States of America] [a _________ banking corporation _____________] (the "Lender"), at the Lender's office located at [insert address] or to FLEET NATIONAL BANK or any successor agent under the Loan Agreement (defined below) (the "Agent") in accordance with the Loan Agreement (defined below), the lesser of (i) the principal sum of [insert Lender's Pro Rata Share of the Commitment] ($__________.00), or (ii) the aggregate unpaid principal amount of all advances of funds under the Revolving Credit Loan made by the Lender to the Borrower or by the Lender through the Agent to the Borrower pursuant to that certain Loan Agreement dated as of the date hereof by and among the Borrower, the Agent, the other Lenders party thereto and the Lender, as the same may be amended (the "Loan Agreement").

         The Borrower shall pay in full all unpaid principal, interest, fees and other amounts due under this Note on the Revolving Credit Repayment Date.

         The Borrower promises to pay to the order of the Lender interest before and after maturity on the principal amount of this Note outstanding from time to time from the date hereof until payment in full of all principal, interest, fees and other sums due under this Note in accordance with the Loan Agreement.

         Upon the occurrence and during the continuance of any Event of Default each Prime Rate Loan evidenced by this Note, shall bear interest, payable on demand, at a floating interest rate per annum equal to two percent (2.0%) above the Prime Rate and each Libor Loan evidenced by this Note shall bear interest at the Libor Rate plus two percent (2.0%). In addition, in the event that the Borrower fails to pay any amount of principal or interest hereof within ten (10) days after such payment is due, the Borrower shall pay to the Lender upon demand by the Agent or the Lender, a late charge in an amount equal to five percent (5%) of such amount of principal or interest.

         Principal, interest, fees and other sums are payable in immediately available Dollars to the Agent at its address set forth in the Loan Agreement or as otherwise directed in writing from the Agent to the Borrower.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement. The applicable terms and provisions of the Loan Agreement are incorporated herein by reference as if fully set forth herein. In the event of any conflict between any provision of this Note and any provision(s) of the Loan Agreement, such provision(s) of the Loan Agreement shall control. Each capitalized term used in this Note and not expressly defined in this Note shall have the meaning ascribed to such term in the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal of this Note prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement.

         If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of an attorney for collection, through legal proceedings or otherwise, the Borrower will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection.

         All provisions of this Note and any other agreements between the Borrower and the Lender are expressly subject to the condition that in no event, whether by reason of acceleration of maturity of the Indebtedness evidenced by this Note or otherwise, shall the amount paid or agreed to be paid to the Lender which is deemed interest under applicable law exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"), which shall mean the law in effect on the date of this Note, except that if there is a change in such law which results in a higher Maximum Permitted Rate, then this Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of this Note, or the Loan Agreement or any document, instrument or agreement providing security for this Note results in the rate of interest charged hereunder being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, the Lender receives an amount which under applicable law would cause the interest rate hereunder to exceed the Maximum Permitted Rate, the portion thereof which would be excessive shall automatically be deemed a prepayment of and be applied to the unpaid principal balance of this Note to the extent of then outstanding Prime Rate Loans and not a payment of interest and to the extent said excessive portion exceeds the outstanding principal amount of Prime Rate Loans, said excessive portion shall be repaid to the Borrower.

         The Borrower expressly waives presentment, notice of acceleration and intent to accelerate, demand for payment and protest and notice of protest and nonpayment.

         This Note shall for all purposes be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to such state's conflict of laws rules.

         Executed as a sealed instrument as of the date first above written.


In the presence of:                               TRIMBLE NAVIGATION LIMITED


_________________________                          By:
                                                   Name:  []
                                                   Title: []

                      EXHIBIT 1.8 - PERMITTED ENCUMBRANCES

                                   Item 5.2.1
                                (Loan Agreement)

Secured       Jurisdiction      Filing Date       File     File Type  Collateral
 Party                                           Number

Taylor Made    California       12-21-92        92271111   Original    Equipment
Office Sys.

Taylor Made    California       09-13-93        93187053   Original    Equipment
Office Sys.

Taylor Made    California       01-31-94        94019796   Original    Equipment
Office Sys.

Taylor Made    California       05-03-94        94087404   Original    Equipment
Office Sys.

Taylor Made    California       05-03-94        94087419   Original    Equipment
Office Sys.

Taylor Made    California       08-18-94        94169900   Original    Equipment
Office Sys.

Taylor Made    California       09-14-94        94189659   Original    Equipment
Office Sys.

Taylor Made    California       09-23-94        9428760334 Original    Equipment
Office Sys.

Taylor Made    California       05-25-95        9514660684 Original    Equipment
Office Sys.

Taylor Made    California       10-22-95        9527060086 Original    Equipment
Office Sys.

Taylor Made    California       03-01-96        9606760941 Original    Equipment
Office Sys.


Cash collateral for existing letters of credit issued by BankBoston, N.A.

                          EXHIBIT 1.9 - PRO RATA SHARES

                              AGENT'S AND LENDERS'
                 NOTICE ADDRESSES AND WIRE TRANSFER INSTRUCTIONS

Name of AGENT, address for notices and wire transfer instructions:


         Fleet National Bank
         Mailstop:  MA BO F04M
         75 State Street
         Boston, MA 02109
         Attention: Mathew M. Glauninger, Vice President

         Wire Transfer Instructions:

         Fleet National Bank
         ABA #: 011000138
         Account: Commercial Loan Services
                       Attn: Agent Bank MA
         Account #:  1510351 G/L
         Re: TRIMBLE NAVIGATION LIMITED


Name of LENDER, address for notices
and wire transfer instructions:                              Pro Rata Share

         Fleet National Bank                                      32%
         Mailstop:  MA BO F04M
         75 State Street
         Boston, MA 02109
         Attention:  Mathew M. Glauninger, Vice President
         Telecopy:  (617) 346-1633

         Wire Transfer Instructions:

         Fleet National Bank
         ABA #: 011000138
         Account: Commercial Loan Services
                       Attn: Agent Bank MA
         Account #:  1510351 G/L
         Re:  TRIMBLE NAVIGATION LIMITED

Name of LENDER, address for notices
and wire transfer instructions:                             Pro Rata Share

         BankBoston, N.A.                                         28%
         435 Tasso Street, suite 250
         Palo Alto, CA  94301
         Attention:  Stephen Fetzko, Assistant Vice President
                      and Teresa Heller, Director

         Wire Transfer Instructions:

         BankBoston, N.A.
         ABA #: 011-000-390
         Account #:  540-99647
         Attention:  HT ADM 50
         Re:  TRIMBLE NAVIGATION LIMITED

Name of LENDER, address for notices
and wire transfer instructions:                                Pro Rata Share

         SANWA BANK CALIFORNIA                                      20%
         220 Almaden Boulevard, 2nd Floor
         San Jose, CA  95113
         Attention:  Jillian Mathur, Vice President
         Telecopy:  (408) 292-4092

         Wire Transfer Instructions:

         SANWA BANK CALIFORNIA
         ABA #:  122003516
         Account #:  1128-19005 (Money Net)
         Attention:  Jillian Mathur
         Re:  TRIMBLE NAVIGATION LIMITED


Name of LENDER, address for notices
and wire transfer instructions:                                Pro Rata Share

         ABN AMRO BANK N.V.                                         20%
         101 California Street, Suite 4550
         San Francisco, CA  94111
         Attention:  Bradford Leahy, Assistant Vice President
         Telecopy:  (415) 362-3524

         Wire Transfer Instructions:

         ABN AMRO BANK N.V. - New York
         ABA #:  026009580
         Account:  Credit ABN AMRO Bank N.V. - Chicago
                         Attention:  CPU
         Account #:  650-001-1789-41
         Re:  TRIMBLE NAVIGATION LIMITED

         EXHIBIT 3.1.1.8 - PERMITTED INDEBTEDNESS AND CAPITALIZED LEASES

                                  Item 5.2.7.5
                                (Loan Agreement)

                                  Indebtedness


                                      None

                EXHIBIT 3.1.1.10 - FORM OF COMPLIANCE CERTIFICATE


Fleet National Bank
Attention: Mathew M. Glauninger, Vice President
Mailstop:  MA BO F04M
75 State Street
Boston, MA 02109

     Re: Compliance Certificate Required by Sections 3.1.1.10 or 5.3.4 of the Loan Agreement dated as of [], 19[] by and among you as Agent, the undersigned and certain Lenders, as same may have been amended (the "Loan Agreement")

Gentlemen:

     This   certificate  is  submitted  by  the  undersigned   (hereinafter  the
"Borrower") pursuant to Sections 3.1.1.10 or 5.3.4 of the Loan Agreement. Capitalized terms used herein have the same meaning as in the Loan Agreement.

     The Borrower hereby certifies to the Agent and the Lenders that the following information is true, accurate and complete as of , 19 .

     I. Definitions.

     1.1 Interest Expense

     (a) Interest on Indebtedness under Financing Documents          $

     (b) Other  fees,  charges  and  expenses on  Indebtedness
         under Financing Documents (not including Up-Front Fees)     $

     (c) Interest, fees and other charges
                           on other Indebtedness                     $

     (d) (a)+(b)+(c) = total Interest Expense                        $______

     1.2 EBITDA (all for a Borrower fiscal quarter)

     (a) Net Income (loss) on GAAP basis                             $

     (b) plus Interest Expense                                       $

     (c) plus taxes                                                  $

     (d) plus depreciation                                           $

     (e) plus amortization                                           $

     (f) sum of (a) through (e) = EBITDA                             $______

     1.3 EBITDA for covenants

     (a) EBITDA for most recent Borrower fiscal quarter              $

     (b) EBITDA for immediately preceding Borrower fiscal quarter    $

     (c) EBITDA for second immediately preceding Borrower
        fiscal quarter                                               $

     (d) EBITDA for third immediately preceding Borrower
         fiscal quarter                                              $

     (e) Sum of (a) through (d) equals                               $______

     1.4 Total Debt Service (for Borrower fiscal quarter ending on date of determination and three Borrower fiscal quarters next preceding such Borrower fiscal quarter)

     (a) Interest Expense                                            $

     (b) plus scheduled and mandatory principal amortization
         on Loans                                                    $

     (c) less any  Sections  2.6.1.2,  2.6.1.3  and 2.6.1.4
         mandatory  payments required                                $

     (d)  plus  scheduled  and  mandatory  payments  on other
          Indebtedness  and Capitalized Lease Obligations            $

     (e) (a)+(b)-(c)+(d) = Total Debt Service                        $______

     1.5 Fixed Charge Coverage Ratio

     (a) EBITDA for current and applicable preceding quarters        $

     (b) Total Debt Service for same period                          $

     (c) (a):-(b) = Fixed Charge Coverage Ratio                      ___:1.0


     II. Section 5.1.10. Minimum Fixed Charge Coverage Ratio.

     (a) Fixed Charge Coverage Ratio                                 ___:1.0

     (b) Minimum ratio permitted                                     []:1.0

     III. Section 5.1.11. Minimum Consolidated Tangible Net Worth.

     (a) Consolidated Tangible Net Worth                            $

     (b) Opening Tangible Net Worth                                 $110,000,000

     (c) 75% of Net Income since Closing Date                       $

     (d) 100% of proceeds of sales of securities                    $

     (e) Extraordinary charges from acquisitions                    $

     (f) Sum of (b), (c) & (d)                                      $

     (g) (f) less (e) = Minimum Consolidated Tangible               $
         Net Worth

     (h) (a) less (g) =                                             $________

     IV. Section 5.1.12.  Maximum Ratio of Total
         Indebtedness for Borrowed Money to EBITDA.

     (a) Total Indebtedness for Borrowed Money                     $

     (b) EBITDA                                                    $

     (c) Ratio of (a) to (b)                                      ___:1.0

     (d) Maximum Permitted Ratio                                  2.75:1.0

     V. Section 5.1.13. Minimum Quick Ratio.

     (a) Cash                                                     $

     (b) Cash Equivalent Investments                              $

     (c) Net outstanding amount of accounts receivable            $

     (d) Sum of (a), (b) and (c)                                  $

     (e) Current Liabilities                                      $

     (f) Ratio of (d) to (e)                                      _____:1.0

     (g) Minimum Permitted Ratio                                  1.20:1.0

     VI. Section 5.2.9. Minimum Net Income.

     (a) Net Income for most recent Borrower
         fiscal quarter                                           $

     (b) Net Income for immediately preceding Borrower
         fiscal quarter                                           $

     (c) Net Income for second immediately preceding Borrower
        fiscal quarter                                            $

     (d) Net Income for third immediately preceding
        Borrower fiscal quarter                                   $

     (e) Sum of (a) through (d) = (Must be greater than $0)       $_____

     The Borrower further certifies to the Lenders that as of the date hereof no Event of Default or Default has occurred without having been waived in writing.

                                   TRIMBLE NAVIGATION LIMITED

                                    By:

                                    Name: []
                                    Title: []

                         EXHIBIT 4.1.2 - AUTHORIZATIONS

                                   Item 4.1.2
                                (Loan Agreement)

                      Authorization and Absence of Defaults

                                      None

                            EXHIBIT 4.1.3 - CONSENTS

                                  Section 4.1.3
                                (Loan Agreement)

                            Acquisitions of Consents

                                      None

                           EXHIBIT 4.1.6 - LITIGATION

                                   Item 4.1.6
                                (Loan Agreement)

                                   Litigation


1. On October 18, 1995, a lawsuit entitled Nicholas Donnangelo v. Trimble Navigation Limited, No. CV753194, was filed in the Superior Court of California for the County of Santa Clara. In this lawsuit, an employee terminated from employment by the Company in 1992 alleges that his incentive stock options continued to vest subsequent to his termination, and further, that he had a right to exercise such options in 1995. He seeks damages "in excess of $1,000,000". The Company has filed a general denial in answer to the Complaint. The matter is currently in discovery. A trial date has been set for September 15, 1997.

2. On December 5, 1995; Mr. Ira L. McMillian, Jr., a former employee of the Company, filed a charge of discrimination with the Equal Employment Opportunity Commission (the "EEOC"), Case No. 36A-96-0121, alleging that he was demoted and discriminated against on the basis of his disability. Previously, on May 5, 1995, Mr. McMillian filed a charge of discrimination with the EEOC based on race. A notice of Right to Sue was issued, however, Mr. McMillian did not file a civil action. The Company has responded to the EEOC denying Mr. McMillian's allegations of discrimination.

3. On December 6, 1995 a putative class action lawsuit entitled Nicholas Rubin and Norman Cooper v. Charles R. Trimble, et al., No. C95-4353 MMC, was filed in the United States District Court for the Northern District of California. The Complaint accuses the Company, Smith Barney, Inc., and eleven of the Company's officers and directors of engaging in a fraud-on-the-market securities fraud in violation of Sections 10(b) and 20(a) of the Securities Exchange Act and Rule 10b-5 promulgated thereunder, during the period between October 20, 1994, and December 5, 1995. Six other lawsuits, with essentially the same allegations, were filed shortly thereafter (collectively, the "Complaints"). Notably, these lawsuits were filed only a few days before the enactment of the law reforming the federal securities acts regarding the rules respecting such actions. The Complaints allege generally that the Defendants engaged in a scheme artificially to inflate the price of Trimble common stock through misleading public disclosures. The Complaint does not specify the amount of damages sought. On February 28, 1997, the Court heard the Company's motion to dismiss the Second
Amended Complaint. On April 28, 1997, the Court issued an Order granting in part, and denying in part, the Company's motion to dismiss, with leave to amend some of the dismissed claims. No pretrial dates have been set.

4. In connection with claims made by Mrs. Winifred Wilson and Mr. Jean Pierre L. Dumenil, the former spouse and son of Mr. Pierre L. Dumenil, respectively, a one-time shareholder of the Company, as to which we advised you in our letter of March 30, 1995, an action was filed in the United states District Court of the District of New Jersey on July 24, 1995 against the Company, this firm and Mr. Pierre L. Dumenil, the former shareholder. The Complaint seeks "an amount not less than the highest trading value of 10,000 shares of the capital stock of the Company from the date of demand to the date of payment is actually authorized." The New Jersey court recently granted the Company's motion to transfer the action the United States District Court for the Northern District of California. The claim has been refiled in the Northern District of California. The Company's motion to dismiss the lawsuit was granted by the Court on jurisdictional grounds. There is a possibility that the plaintiffs may refile in state court, although they have not done so to date. The Company is being represented in this matter by Bergeson, Eliopoulos, Grady & Gray.


5. On August 7, 1997, a third party complaint was filed against the Company in a lawsuit entitled Leastec Systems Credit v. Freight Masters Systems, Inc. Case No. 49DOG-9510-CP-1516, in Marion Superior Court, Indiana. The Company is represented in this matter by Locke Reynolds in Indianapolis, Indiana.

                      EXHIBIT 4.1.11 - PROPERTY EXCEPTIONS

                                  Item 4.1.11.3
                                (Loan Agreement)

                             Ownership of Properties

                                      None

                        EXHIBIT 4.1.21 - HAZARDOUS WASTE

                                   Item 4.1.21
                                (Loan Agreement)

                                 Hazardous Waste

                                      None

                       EXHIBIT 4.1.22 - MATERIAL CONTRACTS

                                   Item 4.1.22
                                (Loan Agreement)

                            Material Agreements, etc.


     1. Stock Option Plan.

     2. Forms of Incentive and Nonstatutory Stock Option Agreements under the 1983 Stock Option Plan.

     3. Employee Stock Purchase Plan, as amended, and form of Subscription Agreement.

     4. Form of Employee Restricted Stock Purchase Agreement.

     5. Form of Indemnification Agreement between the Company and its officers and directors.

     6. Note Purchase Agreement dated July 7, 1986, between the Company and certain purchasers.

     7. Form of Common Stock Purchase Agreement dated March 1989 between the Company and certain investors.

     8. Memorandum of Understanding dated March 11, 1988, and License Agreement dated September 5, 1988, between the Company and AEG Aktiengesellschaft, with Amendments No. 1, No. 2, and No. 3 thereto, and Letter Agreement dated December 22, 1989, between Trimble and Telefunken Systemtechnik GmbH.

     9. Agreement dated February 6, 1989, between the Company and Pioneer Electronic Corporation.

     10. International OEM Agreement dated May 30, 1989, between the Company and Geotronics AB.

     11. Patent License Agreement dated January 18, 1990, between the Company and the United States Navy.

     12. Asset Purchase Agreement dated April 19, 1990, between the Company; TR Navigation Corporation, a subsidiary of the Company; and Tracor Aerospace, Inc.

     13. Promissory Note dated April 20, 1990, for the principal amount of $400,000 issued by TR Navigation Corporation to DAC International, Inc.

     14.   Guarantee  dated  April  20,  1990,   between  the  Company  and  DAC
International, Inc.

     15. Indemnification Agreement dated April 20, 1990, between the Company; TR Navigation Corporation, a subsidiary of the Company; DAC International, Inc.; and Banner Industries, Inc.

     16. Distributor Agreement dated April 20, 1990, between TR Navigation Corporation, a subsidiary of the Company, and DAC International, Inc.

     17. Distributor Agreement dated December 6, 1989, between the Company and DAC International, Inc.

     18. Lease Agreement dated April 26, 1990, between the Company and NCNB Texas National Bank, Trustee for the Company's offices located at 2105 Donley Drive, Austin, Texas.

     19. Director Stock Option Plan, as amended, and form of Outside Director Non statutory Stock Option Agreement.

     20. Sublease Agreement dated January 2, 1991, between the Company, Aetna Insurance Company, and Poqet Computer Corporation for property located at 650 North Mary Avenue, Sunnyvale, California.

     21. Lease Agreement dated February 20, 1991, between the Company, John Arrillaga Separate Property Trust , and Richard T. Peery Separate Property Trust for property located at 880 West Maude, Sunnyvale, California.

     22. Share and Asset Purchase Agreement dated February 22, 1991, among the Company and Datacom Group Limited and Datacom Software Research Limited.

     23. License Agreement dated June 29, 1991 between the Company and Avion Systems, Inc.

     24. Industrial Lease Agreement dated December 3, 1991 between the Company and Aetna Life Insurance Company for property located at 585 North Mary Avenue, Sunnyvale, California.

     25. Industrial Lease Agreement dated December 3, 1991 between the Company and Aetna Life Insurance Company for property located at 570 Maude Court, Sunnyvale, California.

     26. Industrial Lease Agreement dated December 3, 1991 between the Company and Aetna Life Insurance Company for property located at 580 Maude Court, Sunnyvale, California.

     27. Industrial Lease Agreement dated December 3, 1991 between the Company and Aetna Life Insurance Company for property located at 490 Potrero Avenue, Sunnyvale, California.

     28. Management Discount Stock Option and form of Nonstatutory Stock Option Agreement

     29. Memorandum of Understanding dated December 24, 1992 between the Company and Pioneer Electronic Corporation.

     30. Stock Option Plan, as amended, and Forms of Incentive and Nonstatutory Stock Option Agreements.


     31. Note and Warrant Purchase Agreement dated June 13, 1994 with John Hancock Life Insurance Company.

                           EXHIBIT 5.2.2 - GUARANTIES

                                  Item 5.2.2.3
                                (Loan Agreement)

                                   Guaranties

                                      None

               EXHIBIT 5.2.2 - INVESTMENTS IN OR TO OTHER PERSONS
                                   Item 5.2.11
                                (Loan Agreement)

                       Investments in or to Other Persons


     1) Money Market Account with Dreyfus U.S. Treasury Money Market Fund, managed by Mellon private Asset Management Services.

     2) Other short-term investments currently managed by Mellon Private Asset Management Services.

     3) Other short-term investments currently managed by Bank of Boston Liquid Funds Management group.

     4) Loans by Trimble Navigation Limited made to employees:

         Vaughn, David              $  22,500
         Nichols, Mark              $ 135,000
         Young, David               $  30,000
         Smith, Steve               $  50,000
         Briceno, Jose              $ 250,000

     5) Trimble Navigation Limited has other investments in :

         ProShot Golf               $ 2,500,000.00
         Aquila Mining              $   136,075.95
         AirCell, Inc.              $ 1,000,000.00
         Integrinautics             $    80,000.00

                  EXHIBIT 5.2.12 - TRANSACTIONS WITH AFFILIATES

                                   Item 5.2.12
                                (Loan Agreement)

                          Transactions with Affiliates


                                      None

                 EXHIBIT 9.11.1 - FORM OF SUBSTITUTION AGREEMENT

                         Form of Substitution Agreement


         Agreement made and entered into as of _____ day of ___________, 19__ by and between ______________________, a ___________ having a principal place of business at _______________________ (the "Substituted Lender") and FLEET NATIONAL BANK, acting as Agent for itself in its individual capacity and for the Borrower, [insert name(s) of Selling Lender(s)] and the other Lenders which are parties to the Loan Agreement (defined below) (the "Agent").

         1. This Agreement relates to a Loan Agreement (the "Loan Agreement") dated August [], 1997, as same may have been or be amended, made between TRIMBLE NAVIGATION LIMITED, a California corporation (the "Borrower") and the Lenders which are parties thereto and FLEET NATIONAL BANK acting as Agent for the Lenders thereunder, upon and subject to the terms of which the Lenders have agreed to make available to the Borrower the Loans in an aggregate principal amount up to $[]. Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings herein.

         2. The Substituted Lender hereby agrees to become a Lender pursuant to the terms of Section 9.11 of the Loan Agreement having a Pro Rata Share of the Loans and the Commitment in the amount set forth opposite the Substituted Lender's name on Schedule A hereto and to fund its Pro Rata Share of any outstanding Loans in which it is purchasing a Pro Rata Share by wire transfer to the Selling Lender in accordance with Schedule A hereto on [insert proposed effective date].

         3. [insert name of Selling Lender] hereby agrees that, effective as the effective date of this Agreement, its Pro Rata Share of the Loans and the Commitment shall be reduced to the Pro Rata Share set forth opposite its name on Schedule A hereto.

         4. The Substituted Lender hereby agrees (i) that its address for notices for the purposes of Section 9.6 of the Loan Agreement shall be the address set forth opposite its name on Schedule A hereto and (ii) that the instructions for wire transfers of funds to the Agent and for wire transfers of funds to the Substituted Lender are as set forth on Schedule A hereto.

         5. The Substituted Lender hereby requests the Agent to accept, on behalf of the Borrower and the Lenders, this Agreement as a Substitution Agreement delivered to the Agent pursuant to and for the purposes of Section 9.11 of the Loan Agreement so as to take effect in accordance with the terms hereof and thereof on [insert proposed effective date].

         6. The Substituted Lender hereby acknowledges (a) receipt of a copy of the Loan Agreement and the other Financing Documents together with such other documents and information as it has required in connection herewith, (b) the provisions of Section
                  9.11 of the Loan Agreement as they apply in connection with its execution hereof and the transactions and matters to occur in consequence hereof, and (c) the correctness of the details specified in Schedule A hereto.

         7. The Substituted Lender hereby undertakes with each of the other parties to the Loan Agreement that it will perform in accordance with their respective terms all those obligations which by the terms of the Loan Agreement will be assumed by it upon and after delivery of this Substitution Agreement to the Agent, and agrees to be bound by the provisions of the Loan Agreement as though it were an original signatory thereto.

         8. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with the laws of [] without regard to such state's conflict of laws rules.

                                     [                         ]


                                       By:
                                      Name:
                                     Title:



                                   FLEET NATIONAL BANK, as Agent for itself in its individual capacity and as agent for the Borrower, [insert name(s) of Selling Lender(s)] and any other Lenders


                                      By:

                                   SCHEDULE A


Name of AGENT, address for notices and wire transfer instructions:


         Fleet National Bank
         Mailstop:  MA BO F04M
         75 State Street
         Boston, MA 02109
         Attention: Mathew M. Glauninger, Vice President

         Wire Transfer Instructions:

         Fleet National Bank
         ABA #: 011000138
         Account: Commercial Loan Services
                       Attn: Agent Bank MA
         Account #:  1510351 G/L
         Re: TRIMBLE NAVIGATION LIMITED


Name of LENDER, address for notices
and wire transfer instructions:                                 Pro Rata Share


         Fleet National Bank                                          32%
         Mailstop:  MA BO F04M
         75 State Street
         Boston, MA 02109
         Attention:  Mathew M. Glauninger, Vice President

         Wire Transfer Instructions:

         Fleet National Bank
         ABA #: 011000138
         Account: Commercial Loan Services
                       Attn: Agent Bank MA
         Account #:  1510351 G/L
         Re:  TRIMBLE NAVIGATION LIMITED

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

Name of LENDER, address for notices
and wire transfer instructions:                                 Pro Rata Share

         BankBoston, N.A.                                            28%
         435 Tasso Street, suite 250
         Palo Alto, CA  94301
         Attention:  Stephen Fetzko, Assistant Vice President
                      and Teresa Heller, Director

         Wire Transfer Instructions:

         BankBoston, N.A.
         ABA #: 011-000-390
         Account #:  540-99647
         Attention:  HT ADM 50
         Re:  TRIMBLE NAVIGATION LIMITED

Name of LENDER, address for notices
and wire transfer instructions:                                 Pro Rata Share

         SANWA BANK CALIFORNIA                                       20%
         220 Almaden Boulevard, 2nd Floor
         San Jose, CA  95113
         Attention:  Jillian Mathur, Vice President
         Telecopy:  (408) 292-4092

         Wire Transfer Instructions:

         SANWA BANK CALIFORNIA
         ABA #:  122003516
         Account #:  1128-19005 (Money Net)
         Attention:  Jillian Mathur
         Re:  TRIMBLE NAVIGATION LIMITED


Name of LENDER, address for notices
and wire transfer instructions:                                 Pro Rata Share

         ABN AMRO BANK N.V.                                          20%
         101 California Street, Suite 4550
         San Francisco, CA  94111
         Attention:  Bradford Leahy, Assistant Vice President
         Telecopy:  (415) 362-3524

         Wire Transfer Instructions:

         ABN AMRO BANK N.V. - New York
         ABA #:  026009580
         Account:  Credit ABN AMRO Bank N.V. - Chicago
                         Attention:  CPU
         Account #:  650-001-1789-41
         Re:  TRIMBLE NAVIGATION LIMITED



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